SUBJECT TO REVISION
DATED JANUARY 11, 2006

$ 1,173,600,000 (Approximate)

GMAC RFC (Graphic Omitted)

Mortgage Asset-Backed Pass-Through Certificates,

Series 2006-RS1

RAMP Series 2006-RS1 Trust

Issuer

Residential Asset Mortgage Products, Inc.

Depositor (SEC File No. 333-125485)

Residential Funding Corporation

Master Servicer

JANUARY 11, 2006

CREDIT SUISSE FIRST BOSTON (GRAPHIC OMITTED)

Disclaimer

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-221-1037.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates, until we have accepted your offer to purchase Certificates. The Certificates referred to in these materials are being sold when, as and if issued. The issuer is not obligated to issue such Certificates or any similar security and the underwriter's obligation to deliver such Certificates is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such Certificates when, as and if issued by the issuer. You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such Certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This communication does not contain all the information that is required to be included in the base prospectus and the prospectus supplement.

This information in this communication is preliminary and is subject to completion or change.

RAMP Series 2006-RS1

$1,173,600,000 (Approximate)

Characteristics of the Certificates (1)(2)(3)(4)

Class	Amount ($)	Ratings (S&P/Moody's)	Bond Type	Expected WAL (yrs) To Call	PrincipalWindow To Call	Exp. Maturity To Call	Final Scheduled Maturity
A-I-1	281,641,000	AAA/Aaa	Senior Floater	1.00	1 - 21	October 2007	October 2026
A-I-2	266,360,000	AAA/Aaa	Senior Floater	3.00	21 - 68	September 2011	February 2034
A-I-3	82,019,000	AAA/Aaa	Senior Floater	6.52	68 - 80	September 2012	November 2035
A-II	409,780,000	AAA/Aaa	Senior Floater	2.43	1 - 80	September 2012	March 2036
M-1	27,600,000	AA+/Aa1	Mez Floater	4.63	40 - 80	September 2012	March 2036
M-2	25,200,000	AA/Aa2	Mez Floater	4.59	39 - 80	September 2012	March 2036
M-3	18,000,000	AA-/Aa3	Mez Floater	4.57	39 - 80	September 2012	March 2036
M-4	13,200,000	A+/A1	Mez Floater	4.56	38 - 80	September 2012	March 2036
M-5	12,000,000	A/A2	Mez Floater	4.54	38 - 80	September 2012	March 2036
M-6	9,600,000	A-/A3	Mez Floater	4.54	38 - 80	September 2012	March 2036
M-7	8,400,000	BBB+/Baa1	Mez Floater	4.54	38 - 80	September 2012	March 2036
M-8	7,800,000	BBB/Baa2	Mez Floater	4.53	37 - 80	September 2012	March 2036
M-9	12,000,000	BBB-/Baa3	Mez Floater	4.50	37 - 80	September 2012	March 2036
Grand Total	$1,173,600,000

Notes:

  Class sizes subject to a 5% variance.
  Pricing Speed Assumption:

  Fixed: 20% HEP (2.0% CPR in month 1, building to 20% CPR by month 10, and remaining constant at 20% CPR thereafter).
  ARMs: 100% PPC (assumes that prepayments start at 2% CPR in month one, increase by approximately 2.545% each month to 30% CPR in month twelve, and remain at 30% CPR until month 22, from month 23 to month 27, 50% CPR, and from month 28 and thereafter, 35% CPR).

  The pass-through rate on the Class A and Class M Certificates will be equal to the least of (i) one-month LIBOR plus the related margin, (ii) the Net WAC Cap Rate and (iii) 14.00% per annum.
  If the 10% optional call is not exercised, the margin on the Class A-I-2, Class A-I-3 and Class A-II Certificates will double and the margin on the Class M Certificates will increase by a 1.5x multiple, beginning on the second Distribution Date after the first possible optional call date.

Transaction Overview
Issuer:	RAMP Series 2006-RS1 Trust.
Certificates:

The Class A-I-1, Class A-I-2 and Class A-I-3 Certificates (collectively, the "Class A-I Certificates") are backed by first lien, fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac limitations (the "Group I Loans").

The Class A-II Certificates are backed by first lien, fixed-rate and adjustable-rate mortgage loans with original principal balances that will conform to Freddie Mac limitations (the "Group II Loans").

The Class A-I Certificates and the Class A-II Certificates are referred to together as the "Class A Certificates."

The Class M-1 through Class M-9 Certificates (collectively, the "Class M Certificates") are backed by the Group I Loans and the Group II Loans.

Co-Lead Managers:	Credit Suisse First Boston LLC (Bookrunner) and Residential Funding Securities Corporation.
Co-Managers:	Greenwich Capital Markets, Inc. and Banc of America Securities LLC
Swap Counterparty:	Deutsche Bank AG, New York.
Depositor:	Residential Asset Mortgage Products, Inc. ("RAMP"), an affiliate of Residential Funding Corporation.
Trustee:	JPMorgan Chase Bank, N.A.
Master Servicer:	Residential Funding Corporation (the "Seller", "Master Servicer" or "Residential Funding"), an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc.
Subservicer:

Primary servicing will be provided by HomeComings Financial Network, Inc. ("HomeComings") with respect to approximately 87.31% of the mortgage loans. HomeComings is a wholly-owned subsidiary of Residential Funding Corporation.

Cut-off Date:	January 1, 2006 after deducting payments due during the month of January 2006.
Settlement Date:	On or about January 25, 2006.
Distribution Dates:	25th of each month (or the next business day if such day is not a business day) commencing on February 27, 2006.
Form of Certificates:	Book-entry form through DTC, Clearstream and Euroclear.
Minimum Denominations:

For the Class A, Class M-1, Class M-2 and Class M-3 Certificates: $25,000 and integral multiples of $1 in excess thereof; for the Class M-4 through Class M-9 Certificates: $250,000 and integral multiples of $1 in excess thereof.

ERISA Considerations:	None of the Certificates are expected to be ERISA eligible.
Legal Investments:	The Certificates will not constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.
Tax Status:	One or more REMIC elections.
Mortgage Loans:
    The mortgage pool will consist of fixed-rate and adjustable-rate mortgage loans secured by first liens on mortgaged properties, the "Mortgage Loans." Approximately 54.40% of the Mortgage Loans provide for an initial interest only period of up to five years. On the Settlement Date, the aggregate principal balance of the Mortgage Loans in the pool will be approximately $1,200,000,000.
    The Group I Loans will consist of fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac limitations. The statistical pool of Group I Loans has an approximate aggregate principal balance of $705,039,792 as of the Cut-Off Date.
    The Group II Loans will consist of fixed-rate and adjustable-rate mortgage loans with original principal balances that conform to Freddie Mac limitations. The statistical pool of Group II Loans has an approximate aggregate principal balance of $458,580,638 as of the Cut-Off Date.

Silent Seconds:
    The mortgaged properties relating to approximately 37.59%, 17.39% and 29.63% of the Group I Loans, Group II Loans and aggregate first-lien Mortgage Loans, respectively, are subject to a second-lien mortgage loan, based solely on the information made available to the Depositor. None of the related second lien mortgage loans are part of the mortgage pool ("Silent Seconds"). The weighted average combined original loan-to-value ratio of the Mortgage Loans, including the Silent Seconds is 87.01%, 89.73% and 88.08% for the Group I Loans, Group II Loans and aggregate Mortgage Loans, respectively.

Prepayment Assumptions:
    Fixed Rate - 20% HEP (2.0% CPR in month 1, building to 20% CPR by month 10, and remaining constant at 20% CPR thereafter).
    ARM - 100% PPC (assumes that prepayments start at 2% CPR in month one, increase by approximately 2.545% each month to 30% CPR in month twelve, and remain at 30% CPR until month 22, from month 23 to month 27, 50% CPR, and from month 28 and thereafter, 35% CPR).

Optional Call:

If the aggregate principal balance of the Mortgage Loans falls below 10% of the aggregate original principal balance of the Mortgage Loans (the "Optional Call Date"), Residential Funding or its designee may terminate the trust. The exercise of the optional call may be subject to limitations as described in the prospectus supplement.

Group I Basis Risk Shortfall:

With respect to any class of the Class A-I Certificates and any Distribution Date on which the Group I Net WAC Cap Rate is used to determine the pass-through rate of that class of certificates, an amount equal to the excess of (i) accrued certificate interest for that class calculated at a rate (not to exceed 14.00% per annum) equal to One-Month LIBOR plus the related margin, over (ii) accrued certificate interest for that class calculated using the Group I Net WAC Cap Rate. In addition, any interest rate shortfalls allocated to that class caused by the failure of the Swap Counterparty to make required payments pursuant to the swap agreement will be Group I Basis Risk Shortfalls payable in the amounts and priority described under "Excess Cash Flow Distributions" below.

Group I Basis Risk Shortfall Carry-Forward Amounts:

With respect to each class of the Class A-I Certificates and any Distribution Date, an amount equal to the aggregate amount of Group I Basis Risk Shortfall for that class on that Distribution Date, plus any unpaid Group I Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent previously unreimbursed by Excess Cash Flow or the swap agreement, at a rate equal to the related pass-through rate for that class.

Group II Basis Risk Shortfall:

With respect to the Class A-II Certificates and any Distribution Date on which the Group II Net WAC Cap Rate is used to determine the pass-through rate of the Class A-II Certificates, an amount equal to the excess of (i) the accrued certificate interest for the Class A-II Certificates calculated at a rate (not to exceed 14.00% per annum) equal to One-Month LIBOR plus the related margin over (ii) the accrued certificate interest for the Class A-II Certificates calculated using the Group II Net WAC Cap Rate. In addition, any interest rate shortfalls allocated to the Class A-II Certificates caused by the failure of the Swap Counterparty to make required payments pursuant to the swap agreement will be Group II Basis Risk Shortfalls payable in the amounts and priority described under "Excess Cash Flow Distributions" below.

Group II Basis Risk Shortfall Carry-Forward Amounts:

With respect to the Class A-II Certificates and any Distribution Date, an amount equal to the aggregate amount of Group II Basis Risk Shortfall on that Distribution Date, plus any unpaid Group II Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent previously unreimbursed by Excess Cash Flow or the swap agreement, at a rate equal to the related pass-through rate for the Class A-II Certificates.

Subordinate Basis Risk Shortfall:

With respect to any class of Class M Certificates and any Distribution Date on which the Subordinate Net WAC Cap Rate is used to determine the pass-through rate of that class of certificates, an amount equal to the excess of (x) the accrued certificate interest for that class calculated at a rate (not to exceed 14.000% per annum) equal to One-Month LIBOR plus the related margin over (y) the accrued certificate interest for that class calculated using the Subordinate Net WAC Cap Rate. In addition, any interest rate shortfalls allocated to that class caused by the failure of the Swap Counterparty to make required payments pursuant to the swap agreement will be Subordinate Basis Risk Shortfalls payable in the amounts and priority described under "Excess Cash Flow Distributions" below.

Subordinate Basis Risk Shortfall Carry-Forward Amount:

With respect to each class of Class M Certificates and any Distribution Date, an amount equal to the aggregate amount of Subordinate Basis Risk Shortfall for that class on that Distribution Date, plus any unpaid Subordinate Basis Risk Shortfall for that class from prior Distribution Dates, plus interest thereon to the extent previously unreimbursed by Excess Cash Flow or the swap agreement, at a rate equal to the related pass-through rate.

Relief Act Shortfalls:

With respect to any Distribution Date, the shortfall, if any, in collections of interest resulting from the Servicemembers Civil Relief Act or any similar legislation or regulation. Relief Act Shortfalls will be covered by the Swap Agreement and available Excess Cash Flow in the current period only. Any Relief Act Shortfalls allocated to the certificates for the current period not covered by the Swap Agreement and Excess Cash Flow in the current period will remain unpaid. Relief Act Shortfalls in either loan group will be allocated on a pro rata basis among the certificates

The Negotiated Conduit Asset Program:

The Mortgage Loans included in the trust were acquired and evaluated under Residential Funding's "Negotiated Conduit Asset Program" or NCA program. Through the NCA program, Residential Funding seeks to acquire recently originated mortgage loan products with the characteristics described in the attached collateral tables. The Mortgage Loans may include a combination of layered risk factors including, but not limited to, credit score, reduced loan documentation, debt-to-income ratio, and loan to value ratio.

Residential Funding's standard programs are identified as follows:

    Jumbo A program, under which Residential Funding purchases "A" quality, non-conforming mortgage loans, which are then securitized under the RFMSI shelf. An example of an NCA program loan includes, but is not limited to, a mortgage loan made to a borrower with a higher total debt-to-income ratio than that allowed by Residential Funding's "Jumbo A" program.
    Expanded Criteria program, under which Residential Funding purchases mortgage loans to "A" quality borrowers whose collateral characteristics differ from conforming and jumbo guidelines, which are then securitized under the RALI shelf. An example of an NCA program loan includes, but is not limited to, a mortgage loan where the combination of loan-to-value ratio, credit score and documentation type do not meet Residential Funding's "Expanded Criteria" program guidelines.
    Home Solution program, under which Residential Funding purchases first lien "A" quality mortgage loans with LTVs up to 107% and for which the related borrowers may have limited cash, may not want to take cash out of their investments, or may want to finance the full value of the home plus closing costs, which are then securitized under the RAMP-RZ shelf. An example of an NCA program loan includes, but is not limited to, a loan made to a borrower who does not meet reserve requirements of the program or whose total debt-to-income exceeds underwriting guidelines of Residential Funding's "Home Solution" program.
    AlterNet program, under which Residential Funding purchases mortgage loans with characteristics that do not meet traditional "A" quality credit requirements, which are then securitized under the RASC shelf. An example of an NCA program loan includes, but is not limited to, a mortgage loan with a higher loan-to-value ratio than the credit grade within Residential Funding's "AlterNet" program guidelines allow.

Credit Enhancement:

A. Subordination.

Credit enhancement for the Class A Certificates will include the subordination of the Class M Certificates. Credit enhancement for the Class M Certificates will include the subordination of each class of Class M Certificates with a lower payment priority.

(1) Includes the initial overcollateralization requirement as described herein.

B. Overcollateralization ("OC")

C. Excess Spread.
Initially equal to approximately 195 bps per annum.

D. Swap Agreement.
Credit enhancement for the Class A and Class M Certificates will include net payments made by the swap counterparty to the trustee pursuant to the swap agreement.

Excess Cash Flow Distributions:

On any Distribution Date, the Excess Cash Flow will be allocated among the Certificates as set forth in the Prospectus Supplement in the following order of priority:

(1) as part of the Principal Distribution Amount, to pay to the holders of the Class A and Class M Certificates in reduction of their certificate principal balances, the principal portion of realized losses previously allocated to reduce the certificate principal balance of any Class A or Class M Certificates and remaining unreimbursed, but only to the extent of Subsequent Recoveries;

(2) as part of the Principal Distribution Amount, to pay to the holders of the Class A and Class M Certificates in reduction of their certificate principal balances, the principal portion of realized losses incurred on the mortgage loans for the preceding calendar month;

(3) to pay the holders of the Class A and Class M Certificates as part of the Principal Distribution Amount, any Overcollateralization Increase Amount;

(4) to pay the holders of Class A and Class M Certificates, the amount of any prepayment interest shortfalls allocated thereto for that Distribution Date, on a pro rata basis based on prepayment interest shortfalls allocated thereto, that remain un-reimbursed, to the extent not covered by the Eligible Master Servicing Compensation on that Distribution Date;

(5) to pay to the holders of the Class A and Class M Certificates, any prepayment interest shortfalls remaining unpaid from prior Distribution Dates together with interest thereon, on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;

(6) to pay to the holders of the Class A Certificates, pro rata, and then the Class M Certificates, in order of priority, the amount of any Group I Basis Risk Shortfall Carry-Forward Amount, Group II Basis Risk Shortfall Carry-Forward Amount and Subordinate Basis Risk Shortfall Carry Forward Amount, as applicable, remaining unpaid as of that Distribution Date;

(7) to pay to the holders of the Class A and Class M Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that Distribution Date;

(8) to pay to the holders of the Class A Certificates, pro rata, and then to the Class M Certificates, in order of priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed;

(9) to the Swap Counterparty, any termination payment triggered by a Swap provider trigger event; and

(10) to pay to the holders of the Class SB Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement

Interest Accrual Period:	From and including the preceding Distribution Date (for the first accrual period, the closing date) up to but excluding the current Distribution Date on an actual/360 basis.
Class A-I Pass-Through Rates:

On each Distribution Date, the Class A-I Pass-Through Rate on each class of the Class A-I certificates will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the second Distribution Date after the first possible Optional Call Date, One-Month LIBOR plus the related margin for such class, and beginning on the second Distribution Date after the first possible Optional Call Date, and with respect to the Class A-I-2 and Class A-I-3 Certificates, One-Month LIBOR plus 2 times the related margin for such class, (y) the Group I Net WAC Cap Rate and (z) 14.00% per annum.

Class A-II Pass-Through Rate:

On each Distribution Date, the Class A-II Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the second Distribution Date after the first possible Optional Call Date, One-Month LIBOR plus the related margin, and beginning on the second Distribution Date after the first possible Optional Call Date, One-Month LIBOR plus 2 times the related margin, (y) the Group II Net WAC Cap Rate and (z) 14.00% per annum.

Class M Pass-Through Rate:

On each Distribution Date, the Pass-Through Rate on each class of the Class M Certificates will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the second Distribution Date after the first possible Optional Call Date, One-Month LIBOR plus the related margin for such class, and beginning on the second Distribution Date after the first possible Optional Call Date, One-Month LIBOR plus 1.5 times the related margin for such class, (y) the Subordinate Net WAC Cap Rate and (z) 14.00% per annum.

Group I Net WAC Cap Rate:

For any Distribution Date, a per annum rate equal to (a) the weighted average of the Net Mortgage Rates of the Group I Loans using the Net Mortgage Rates in effect for the scheduled payments due on such mortgage loans during the related due period, multiplied by a fraction equal to 30 divided by the actual number of days in the related Interest Accrual Period minus (b) the amounts paid to the Swap Counterparty (other than any swap termination payment owed to the Swap Counterparty due to a Swap provider trigger event) divided by the aggregate principal balance of the Mortgage Loans, multiplied by a fraction equal to 360 divided by the actual number of days in the related Interest Accrual Period.

For any Distribution Date on which the Pass-Through Rate on the Class A-I Certificates is limited to the Group I Net WAC Cap Rate, the resulting shortfall will carry forward with interest thereon, subject to a maximum of 14.00% per annum. The payments from the Swap Agreement will be available to cover any shortfalls on the Class A-I Certificates resulting from the application of the Group I Net WAC Cap Rate.

Group II Net WAC Cap Rate:

For any Distribution Date, a per annum rate equal to (a) the weighted average of the Net Mortgage Rates of the Group II Loans using the Net Mortgage Rates in effect for the scheduled payments due on such mortgage loans during the related due period, multiplied by a fraction equal to 30 divided by the actual number of days in the related Interest Accrual Period minus (b) the amounts paid to the Swap Counterparty (other than any swap termination payment owed to the Swap Counterparty due to a Swap provider trigger event) divided by the aggregate principal balance of the Mortgage Loans, multiplied by a fraction equal to 360 divided by the actual number of days in the related Interest Accrual Period.

For any Distribution Date on which the Pass-Through Rate on the Class A-II Certificates is limited to the Group II Net WAC Cap Rate, the resulting shortfall will carry forward with interest thereon, subject to a maximum of 14.00% per annum. The payments from the Swap Agreement will be available to cover any shortfalls on the Class A-II Certificates resulting from the application of the Group II Net WAC Cap Rate.

Subordinate Net WAC Cap Rate:

With respect to any Distribution Date and the Class M Certificates, a per annum rate equal to the weighted average of (i) the Group I Net WAC Cap Rate and (ii) the Group II Net WAC Cap Rate, weighted on the basis of the related Subordinate Component.

Net WAC Cap Rate:	The Group I Net WAC Cap Rate, the Group II Net WAC Cap Rate or the Subordinate Net WAC Cap Rate, as applicable.
Subordinate Component:

With respect to each loan group and any Distribution Date, the positive excess, if any, of the aggregate principal balance of the Mortgage Loans in that loan group, over the aggregate certificate principal balance of the related Class A Certificates, in each case immediately prior to that Distribution Date.

Weighted Average Monthly Fees:	Master servicing fee and subservicing fee of approximately 0.387% per annum.
Net Mortgage Rate:	With respect to any mortgage loan, the mortgage rate minus (a) the master servicing fee and (b) the sub-servicing fee.
Eligible Master Servicing Compensation:

For any Distribution Date, an amount equal to the lesser of (a) one-twelfth of 0.125% of the stated principal balance of the Mortgage Loans immediately preceding that Distribution Date, and (b) the sum of the Master Servicing Fee payable to the Master Servicer in respect of its master servicing activities and reinvestment income received by the Master Servicer on amounts payable with respect to that Distribution Date with respect to the Mortgage Loans. Excess cash flow may also be available to cover prepayment interest shortfalls, subject to the priority of distribution for excess cash flow.

Advances:	The Master Servicer will advance delinquent principal and interest to the extent the advance is recoverable from future collections on the loan.
Overcollateralization Amount:

With respect to any Distribution Date, the excess, if any, of the aggregate stated principal balance of the Mortgage Loans before giving effect to distributions of principal to be made on that Distribution Date, over the aggregate certificate principal balance of the Class A and Class M Certificates, as of such date, before taking into account distributions of principal to be made on that Distribution Date.

Required Overcollateralization Amount:

With respect to any Distribution Date (a) if such Distribution Date is prior to the Stepdown Date, 2.20% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, or (b) if such Distribution Date is on or after the Stepdown Date, the greater of (i) 4.40% of the current aggregate stated principal balance of the Mortgage Loans as of the end of the related due period and (ii) the Overcollateralization Floor; provided that on or after the Stepdown Date, if a Trigger Event is in effect, the Required Overcollateralization Amount will be the Required Overcollateralization Amount for the immediately preceding Distribution Date.

Stepdown Date:

The earlier to occur of (i) the Distribution Date immediately succeeding the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero or (ii) the later to occur of (x) the Distribution Date in February 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to 26.70%.

Trigger Event:

A Trigger Event is in effect on any Distribution Date if either (i) the three month average of the related Sixty-Plus Delinquency Percentage, as determined on that Distribution Date and the immediately preceding two Distribution Dates, equals or exceeds 42.30% of the Senior Enhancement Percentage or (ii) cumulative realized losses on the Mortgage Loans as a percentage of the initial aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceed the following amounts:

Months 25-36

[0.85]% in the first month plus an additional 1/12th of [1.10]% for every month thereafter

Months 37-48

[1.95]% in the first month plus an additional 1/12th of [1.10]% for every month thereafter

Months 49-60

[3.05]% in the first month plus an additional 1/12th of [0.90]% for every month thereafter

Months 61-72

[3.95]% in the first month plus an additional 1/12th of [0.50]% for every month thereafter

Months 73 and thereaftter

[4.45]%

Sixty-Plus Delinquency Percentage:

With respect to any Distribution Date, the fraction, expressed as a percentage, equal to (x) the aggregate stated principal balance of the Mortgage Loans that are 60 or more days delinquent in payment of principal and interest for that Distribution Date, including mortgage loans in foreclosure and REO, over (y) the aggregate stated principal balance of the Mortgage Loans immediately preceding that Distribution Date.

Senior Enhancement Percentage:

For any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate certificate principal balance of the Class M Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the aggregate Principal Distribution Amount on such Distribution Date, by (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

Overcollateralization Floor:	An amount equal to 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.
Overcollateralization Increase Amount:

With respect to any Distribution Date, an amount equal to the lesser of (i) available excess cash flow from the Mortgage Loans available for payment of the Overcollateralization Increase Amount and (ii) the excess, if any, of (x) the Required Overcollateralization Amount for that Distribution Date over (y) the Overcollateralization Amount for that Distribution Date.

Overcollateralization Reduction Amount:

With respect to any Distribution Date for which the Excess Overcollateralization Account is, or would be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that Distribution Date and (ii) principal remittance account for that Distribution Date.

Excess Overcollateralization Amount:	With respect to any Distribution Date, the excess, if any, of the Overcollateralization Amount over the Required Overcollateralization Amount.
Excess Cash Flow:

For any Distribution Date, the sum of (a) the excess of the available distribution amount over the sum of (x) the interest distribution amount for the certificates and payment to the Swap Counterparty of any net swap payments or swap termination payments owed to the Swap Counterparty not due to a swap provider trigger event and (y) the principal remittance amount and (b) any Overcollateralization Reduction Amount. Excess Cash Flow may be used to protect the certificates against realized losses by making an additional payment of principal up to the amount of the realized losses.

Principal Distribution Amount:

As to any Distribution Date, the least of (A) the aggregate certificate principal balance of the Class A and Class M Certificates prior to such Distribution Date, (B) the available distribution amount remaining after payment of the interest distribution amount to the certificateholders and payment to the Swap Counterparty of any net swap payments or swap termination payments owed to the Swap Counterparty not due to a swap provider trigger event, and (C) the sum of (i) principal collected on the Mortgage Loans during the preceding calendar month other than Subsequent Recoveries, (ii) the principal portion of realized losses incurred in the preceding calendar month, to the extent covered by excess cash flow, (iii) the Overcollateralization Increase Amount, minus (iv) the Overcollateralization Reduction Amount.

Class A Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the Principal Distribution Amount for that Distribution Date; and
    the excess, if any, of (A) the aggregate certificate principal balance of the Class A Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Group I Principal Distribution Amount:

On any Distribution Date, the Class A Principal Distribution Amount multiplied by a fraction, the numerator of which is the portion of the Principal Allocation Amount related to the Group I Loans for that Distribution Date and the denominator of which is the Principal Allocation Amount for all of the Mortgage Loans for that Distribution Date.

Group II Principal Distribution Amount:

On any Distribution Date, the Class A Principal Distribution Amount multiplied by a fraction, the numerator of which is the portion of the Principal Allocation Amount related to the Group II Loans for that Distribution Date and the denominator of which is the Principal Allocation Amount for all of the Mortgage Loans for that Distribution Date.

Principal Allocation Amount:

With respect to any Distribution Date, the sum of (a) the principal remittance amount for that Distribution Date and (b) the aggregate amount of the principal portion of realized losses on the Mortgage Loans in the calendar month preceding that Distribution Date, to the extent covered by excess cash flow for that Distribution Date; provided, that on any Distribution Date on which there is insufficient excess cash flow to cover all realized losses on the mortgage loans, in determining the Class I Principal Distribution Amount and the Class II Principal Distribution Amount, the available excess cash flow will be allocated to the Class A-I Certificates and the Class A-II Certificates, pro rata, based on the principal portion of realized losses on the Group I Loans and Group II Loans, respectively.

Principal Remittance Amount:

For any Distribution Date and each loan group, the sum of the following amounts: (i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period; (ii) the principal portion of all proceeds of the repurchase of Mortgage Loans or, in the case of substitution, amounts representing a principal adjustment as required in the pooling and servicing agreement during the preceding calendar month; and (iii) the principal portion of all other unscheduled collections received on the Mortgage Loans during the preceding calendar month including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not distributed in the preceding month but excluding Subsequent Recoveries.

Class A Interest Distribution Priority:

With respect to each class of Class A Certificates and any Distribution Date, the amount available for payment of accrued certificate interest thereon for that Distribution Date plus accrued certificate interest thereon remaining unpaid from any prior Distribution Date, in the amounts and priority as follows:

    first, concurrently, to the Class A-I Certificates, pro rata, from the Class A-I Interest Remittance Amount, and to the Class A-II Certificates, from the Class A-II Interest Remittance Amount;
    second, to the Class A-I Certificates, pro rata, from the remaining Class A-II Interest Remittance Amount or to the Class A-II Certificates, from the remaining Class A-I Interest Remittance Amount, as needed after taking into account any distribution in respect of interest on the Class A Certificates made in first above;
    third, concurrently, from the Principal Remittance Amount related to Loan Group I to the Class A-I Certificates, pro rata, and from the Principal Remittance Amount related to Loan Group II to the Class A-II Certificates, after taking into account any distributions in respect of interest on the Class A Certificates made in first and second above; and
    fourth, from the remaining Principal Remittance Amount related to Loan Group II to the Class A-I Certificates, pro rata, or from the remaining Principal Remittance Amount related to Loan Group I to the Class A-II Certificates, as needed after taking into account any distributions in respect of interest on the Class A Certificates made in first, second and third above.

Class A-I Interest Remittance Amount:	With respect to any Distribution Date, the portion of the available distribution amount for that Distribution Date attributable to interest received or advanced with respect to the Group I Loans.
Class A-II Interest Remittance Amount:	With respect to any Distribution Date, the portion of the available distribution amount for that Distribution Date attributable to interest received or advanced with respect to the Group II Loans.
Interest Distributions:

Distributions to the holders of the certificates will be made generally as follows:

From the available distribution amount remaining after payment of certain fees and expenses and the payment to the Swap Sounterparty of any net swap payments or swap termination payments owed to the Swap Counterparty not due to a swap provider trigger event, distribution of accrued and unpaid interest (less any prepayment interest shortfalls not covered by Eligible Master Servicing Compensation or any Relief Act Shortfalls) to the holders of certificates, in the following order of priority:

  To the Class A Certificates, pursuant to the Class A Interest Distribution Priority;
  To the Class M-1 Certificates;
  To the Class M-2 Certificates;
  To the Class M-3 Certificates;
  To the Class M-4 Certificates;
  To the Class M-5 Certificates;
  To the Class M-6 Certificates;
  To the Class M-7 Certificates;
  To the Class M-8 Certificates; and
  To the Class M-9 Certificates.

Principal Distributions:

The Principal Distribution Amount will be distributed as follows:

  To the Class A Certificates, the Class A Principal Distribution Amount, allocated as described below under "Class A Principal Distributions" until the certificate principal balances thereof are reduced to zero;
  To the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the certificate principal balance of the Class M-1 Certificates is reduced to zero;
  To the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the certificate principal balance of the Class M-2 Certificates is reduced to zero;
  To the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the certificate principal balance of the Class M-3 Certificates is reduced to zero;
  To the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the certificate principal balance of the Class M-4 Certificates is reduced to zero;
  To the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the certificate principal balance of the Class M-5 Certificates is reduced to zero;
  To the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the certificate principal balance of the Class M-6 Certificates is reduced to zero;
  To the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the certificate principal balance of the Class M-7 Certificates is reduced to zero;
  To the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the certificate principal balance of the Class M-8 Certificates is reduced to zero; and
  To the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the certificate principal balance of the Class M-9 Certificates is reduced to zero.

Class A Principal Distributions:

The Group I Principal Distribution Amount will be distributed as follows:

    first, to the Class A-I-1, Class A-I-2 and Class A-I-3 Certificates, in that order, in each case until the certificate principal balance thereof has been reduced to zero; and
    second, to the Class A-II Certificates, until the certificate principal balance thereof has been reduced to zero.

The Group II Principal Distribution Amount will be distributed as follows:

    first, to the Class A-II Certificates, until the certificate principal balance thereof has been reduced to zero; and
    second, to the Class A-I-1, Class A-I-2 and Class A-I-3 Certificates, in that order, in each case until the certificate principal balance thereof has been reduced to zero.

Class M-1 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount; and
    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-1 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M- 2 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A and Class M-1 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A and Class M-1 Principal Distribution Amounts; and
    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A and Class M-1 Certificates (after taking into account the payment of the Class A and Class M-1 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-2 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-3 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts; and
    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1 and Class M-2 Certificates (after taking into account the payment of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-3 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-4 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts; and
    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-4 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-5 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts; and
    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-5 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-6 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts; and
    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-6 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-7 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts; and
    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-7 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-8 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts; and
    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-8 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-9 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts; and
    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-9 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Subordination Percentage:	As to any class of Class A or Class M Certificates, the respective approximate percentage set forth below:
Subsequent Recoveries:	Subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that have resulted in a realized loss.

Swap Agreement
Swap Agreement:

On the Closing Date, the Trustee will enter into a Swap Agreement with Deutsche Bank AG, New York. (the "Swap Counterparty") for the benefit of the Class A and Class M Certificates. The Swap Agreement will have an initial notional amount of approximately $ 1,164,000,000. Under the Swap Agreement, on each Distribution Date (i) the trust shall be obligated to pay to the Swap Counterparty an amount equal to 4.78% per annum on a notional amount equal to the lesser of (a) the related swap notional amount set forth in the schedule below and (b) the outstanding certificate principal balance of the Class A and Class M Certificates immediately preceding that Distribution Date and (ii) the trust will be entitled to receive from the Swap Counterparty an amount equal to One-Month LIBOR on the notional balance equal to the lesser of (a) the related swap notional amount set forth in the schedule below and (b) the outstanding certificate principal balance of the Class A and Class M Certificates immediately preceding that Distribution Date in each case as accrued during the related swap accrual period, until the swap is retired. Only the net amount of the two obligations above will be paid by the appropriate party. Upon early termination of the Swap Agreement, the trust or the Swap Counterparty may be liable to make a termination payment (the "Swap Termination Payment") to the other party, regardless of which party caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders (other than a Swap Termination Payment due to a Swap provider trigger event).

Swap Agreement Notional Balance Schedule:

Swap Account:

Funds payable under the Swap Agreement will be deposited into a reserve account (the "Swap Account").

Funds payable to the Swap Counterparty will be paid from any available funds prior to distributions on the Certificates and will be distributed on each Distribution Date in the following order of priority:

  to the Swap Counterparty, any net amounts owed to the Swap Counterparty under the Swap Agreement for such Distribution Date; and

  to the Swap Counterparty, any Swap Termination Payment owed to the Swap Counterparty not due to a Swap provider trigger event.

Amounts payable to the trust by the swap counterparty will be distributed on each Distribution Date in the following order of priority; prior to any distribution from any available funds:

  as part of the Principal Distribution Amount, to pay the holders of the Class A Certificates and the Class M Certificates the principal portion of any realized losses incurred for the preceding calendar month;

  as part of the Principal Distribution Amount, to pay the holders of the Class A Certificates and the Class M Certificates, to restore the required level of overcollateralization to the extent it has been reduced due to realized losses;

  to pay the holders of Class A and Class M Certificates, the amount of any Prepayment Interest Shortfalls allocated thereto for that Distribution Date, on a pro rata basis based on Prepayment Interest Shortfalls allocated thereto, to the extent not covered by the Eligible Master Servicing Compensation on that Distribution Date;

  to pay to the holders of the Class A and Class M Certificates, any prepayment interest shortfalls remaining unpaid from prior Distribution Dates together with interest thereon, on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;

  to pay, first to the holder of the Class A Certificates, on a pro rata basis and then to the Class M Certificates, in order of priority, any Group I Basis Risk Shortfall Carry-Forward Amount, Group II Basis Risk Shortfall Carry-Forward Amount, and Subordinated Basis Risk Shortfall Carry-Forward Amount, as applicable, for such Distribution Date;

  to pay to the holders of the Class A and Class M Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that Distribution Date;

  to pay the holders of the Class A Certificates, pro rata, and then to the Class M Certificates, in order of priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed; and
  to pay to the holders of the Class SB Certificates the excess if any, of the sum of the remaining Swap Account balance and the then current Overcollateralization Amount over the Required Overcollateralization Amount for that Distribution Date.

Aggregate Collateral Summary

Current Principal Balance	$1,163,620,430.86
Number of Mortgage Loans	5,667

	Average	Minimum	Maximum
Original Principal Balance	$205,485.86	$26,910.00	$3,150,000.00
Current Principal Balance	$205,332.70	$26,510.61	$3,148,835.17

	Weighted Average	Minimum	Maximum
Original Term (mos)	358	120	360
Age (mos)	3	0	19
Gross Mortgage Rate	7.279%	3.625%	12.625%
Loan-to-Value Ratio	82.96%	10.00%	104.00%
Credit Score	670	200	878

Margin (%)	4.614%	0.375%	9.640%
Initial Periodic Cap (%)	3.977%	0.500%	8.375%
Periodic Cap (%)	1.360%	1.000%	12.000%
Maximum Mortgage Rate (%)	13.361%	8.175%	18.625%
Minimum Mortgage Rate (%)	5.209%	0.375%	11.250%
Next Rate Adj. (mos)	31	1	119

Lien Position	% of Loan Group	Loan Type	% of Loan Group
1st Lien	100.00%	Adjustable-rate	77.01%
		Fixed-rate	22.99%
Occupancy	% of Loan Group
Primary Residence	79.92%	Loan Purpose	% of Loan Group
Non-Owner Occupied	16.64%	Purchase	54.49%
Second/Vacation	3.44%	Equity Refinance	34.89%
		Rate/Term Refinance	10.62%
Documentation	% of Loan Group
Full Documentation	38.23%	Property Type	% of Loan Group
Reduced Documentation	61.77%	Single Family (detached)	64.58%
		Detached PUD	16.24%
Servicing	% of Loan Group	Two-to-four family units	6.94%
Homecomings	87.31%	Condo under 5 stories	7.72%
		Attached PUD	2.05%
		Townhouse/Rowhouse	0.87%
		Mid-rise condo (5-8 stories)	0.48%
		Leasehold	0.05%

		% with Prepayment Penalty	59.56%
		% over 80% LTV with MI	6.04%
		% with Interest Only Period	54.40%

Credit Scores of the Mortgage Loans
Range of Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Loans	Average Principal Balance Outstanding	Weighted Average Original LTV
499 or less	11	$1,777,962	0.15%	$161,633	83.81%
500 - 519	52	5,583,002	0.48	107,365	77.76
520 - 539	122	18,077,766	1.55	148,178	81.32
540 - 559	117	15,950,501	1.37	136,329	82.85
560 - 579	77	11,723,217	1.01	152,250	88.46
580 - 599	520	71,590,408	6.15	137,674	93.69
600 - 619	712	108,420,043	9.32	152,275	91.21
620 - 639	667	129,495,825	11.13	194,147	82.66
640 - 659	653	144,792,881	12.44	221,735	80.64
660 - 679	686	157,101,388	13.50	229,011	81.50
680 - 699	594	143,528,315	12.33	241,630	82.15
700 - 719	455	109,727,231	9.43	241,159	80.87
720 - 739	355	86,157,336	7.40	242,697	81.03
740 - 759	278	65,365,792	5.62	235,129	80.00
760 or more	344	90,565,869	7.78	263,273	79.28
Subtotal with Credit Scores	5,643	$1,159,857,536	99.68%	$205,539	82.98%
Not Available	24	$3,762,895	0.32%	$156,787	75.47%
Total:	5,667	$1,163,620,431	100.00%	$205,333	82.96%

Original Mortgage Loan Balance of the Mortgage Loans
Range of Original Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
100,000 or less	1,302	$94,060,293	8.08%	$72,243	633	89.24%
100,001 - 200,000	2,280	329,028,213	28.28	144,311	658	86.49
200,001 - 300,000	1,050	257,647,876	22.14	245,379	669	83.28
300,001 - 400,000	484	167,752,534	14.42	346,596	675	81.22
400,001 - 500,000	281	125,945,632	10.82	448,205	685	81.04
500,001 - 600,000	126	69,127,396	5.94	548,630	700	78.98
600,001 - 700,000	65	41,810,080	3.59	643,232	682	78.40
700,001 - 800,000	36	27,149,767	2.33	754,160	694	77.24
800,001 - 900,000	11	9,438,154	0.81	858,014	671	72.65
900,001 - 1,000,000	17	16,604,407	1.43	976,730	697	70.91
1,000,001 - 1,100,000	1	1,015,000	0.09	1,015,000	765	70.00
1,100,001 - 1,200,000	2	2,335,750	0.20	1,167,875	653	64.86
1,200,001 - 1,300,000	1	1,297,500	0.11	1,297,500	697	75.00
1,300,001 - 1,400,000	3	4,085,000	0.35	1,361,667	681	66.43
1,400,001 - 1,500,000	2	2,936,400	0.25	1,468,200	777	70.00
1,500,001 - 1,600,000	1	1,557,594	0.13	1,557,594	736	64.00
1,600,001 - 1,700,000	1	1,625,000	0.14	1,625,000	721	65.00
1,700,001 - 1,800,000	1	1,785,000	0.15	1,785,000	647	70.00
2,000,001 or more	3	8,418,835	0.72	2,806,278	680	66.96
Total:	5,667	$1,163,620,431	100.00%	$205,333	670	82.96%

Mortgage Rates of the Mortgage Loans
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
3.500 - 3.999	3	$2,266,712	0.19%	$755,571	737	65.98%
4.000 - 4.499	23	9,445,636	0.81	410,680	758	69.02
4.500 - 4.999	48	18,369,794	1.58	382,704	745	70.11
5.000 - 5.499	24	8,450,975	0.73	352,124	743	74.07
5.500 - 5.999	191	52,221,992	4.49	273,414	704	78.31
6.000 - 6.499	453	124,368,445	10.69	274,544	690	78.04
6.500 - 6.999	1,234	309,003,594	26.56	250,408	685	79.59
7.000 - 7.499	873	194,029,514	16.67	222,256	679	82.02
7.500 - 7.999	964	193,470,947	16.63	200,696	662	84.60
8.000 - 8.499	535	84,249,795	7.24	157,476	640	89.11
8.500 - 8.999	581	85,012,458	7.31	146,321	617	92.64
9.000 - 9.499	307	39,741,579	3.42	129,451	609	94.49
9.500 - 9.999	253	27,613,732	2.37	109,145	595	94.40
10.000 - 10.499	87	8,065,407	0.69	92,706	594	92.67
10.500 - 10.999	44	3,812,583	0.33	86,650	586	91.24
11.000 - 11.499	25	1,619,508	0.14	64,780	564	84.73
11.500 - 11.999	19	1,462,022	0.13	76,949	575	88.58
12.000 - 12.499	1	40,978	0.01	40,978	596	100.00
12.500 - 12.999	2	374,760	0.03	187,380	700	90.00
Total:	5,667	$1,163,620,431	100.00%	$205,333	670	82.96%

Net Mortgage Rates of the Mortgage Loans
Range of Net Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
3.000 - 3.499	3	$2,266,712	0.19%	$755,571	737	65.98%
3.500 - 3.999	23	9,445,636	0.81	410,680	758	69.02
4.000 - 4.499	46	17,535,544	1.51	381,207	744	69.64
4.500 - 4.999	19	6,246,835	0.54	328,781	749	71.55
5.000 - 5.499	111	30,795,764	2.65	277,439	716	79.23
5.500 - 5.999	391	107,673,562	9.25	275,380	691	78.30
6.000 - 6.499	979	250,510,692	21.53	255,884	684	78.97
6.500 - 6.999	1,126	259,362,760	22.29	230,340	682	81.92
7.000 - 7.499	959	193,593,235	16.64	201,870	664	84.22
7.500 - 7.999	701	118,508,069	10.18	169,056	650	86.95
8.000 - 8.499	582	85,455,853	7.34	146,831	623	92.71
8.500 - 8.999	322	43,401,182	3.73	134,786	607	92.52
9.000 - 9.499	237	24,497,322	2.11	103,364	593	93.99
9.500 - 9.999	79	7,232,146	0.62	91,546	592	93.35
10.000 - 10.499	45	3,910,575	0.34	86,902	587	91.61
10.500 - 10.999	24	1,563,374	0.13	65,141	567	85.69
11.000 - 11.499	18	1,246,410	0.11	69,245	568	87.80
12.000 - 12.499	2	374,760	0.03	187,380	700	90.00
Total:	5,667	$1,163,620,431	100.00%	$205,333	670	82.96%

Original Loan-to-Value Ratios of the Mortgage Loans

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Loans	Average Principal Balance Outstanding	Weighted Average Credit Score
0.01 - 50.00	75	$14,329,773	1.23%	$191,064	677
50.01 - 55.00	43	8,910,264	0.77	207,215	668
55.01 - 60.00	67	21,154,180	1.82	315,734	665
60.01 - 65.00	95	28,058,979	2.41	295,358	690
65.01 - 70.00	186	55,118,185	4.74	296,334	683
70.01 - 75.00	281	80,569,742	6.92	286,725	673
75.01 - 80.00	2,226	531,827,729	45.70	238,916	684
80.01 - 85.00	221	37,442,641	3.22	169,424	633
85.01 - 90.00	519	101,457,128	8.72	195,486	655
90.01 - 95.00	663	112,835,268	9.70	170,189	684
95.01 - 100.00	1,182	155,187,865	13.34	131,293	625
100.01 - 105.00	109	16,728,678	1.44	153,474	604
Total:	5,667	$1,163,620,431	100.00%	$205,333	670

Debt-to-Income Ratios of the Mortgage Loans
Debt-to-Income Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Not Available	1,186	$276,530,108	23.76%	$233,162	689	79.15%
20 or less	173	27,893,003	2.40	161,231	651	81.23
20.01 - 25.00	217	36,366,352	3.13	167,587	668	80.85
25.01 - 30.00	383	69,686,593	5.99	181,949	676	83.48
30.01 - 35.00	595	119,261,577	10.25	200,440	673	82.24
35.01 - 40.00	881	185,331,601	15.93	210,365	671	83.06
40.01 - 45.00	957	200,138,304	17.20	209,131	667	83.41
45.01 - 50.00	1,028	200,655,886	17.24	195,191	649	87.46
50.01 - 55.00	241	46,492,006	4.00	192,913	638	87.69
55.01 - 60.00	6	1,265,001	0.11	210,833	661	78.01
Total:	5,667	$1,163,620,431	100.00%	$205,333	670	82.96%

Geographic Distribution of Mortgaged Properties of the Mortgage Loans
State or Territory	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Alaska	3	$369,327	0.03%	$123,109	663	91.53%
Alabama	85	10,552,516	0.91	124,147	634	89.87
Arkansas	49	5,108,621	0.44	104,258	620	94.34
Arizona	255	59,598,793	5.12	233,721	672	81.83
California	526	203,039,430	17.45	386,007	687	78.02
Colorado	91	18,815,405	1.62	206,763	674	83.69
Connecticut	41	11,142,565	0.96	271,770	653	79.17
District of Columbia	18	7,686,482	0.66	427,027	687	79.38
Delaware	17	3,301,105	0.28	194,183	653	87.20
Florida	746	159,295,268	13.69	213,533	685	81.05
Georgia	215	36,011,234	3.09	167,494	640	86.57
Hawaii	18	6,271,343	0.54	348,408	646	83.61
Iowa	44	4,068,522	0.35	92,466	633	90.73
Idaho	13	1,891,730	0.16	145,518	670	91.11
Illinois	283	62,473,278	5.37	220,754	683	82.42
Indiana	153	17,556,215	1.51	114,747	648	91.79
Kansas	48	5,317,875	0.46	110,789	626	92.51
Kentucky	47	5,021,295	0.43	106,836	633	88.82
Louisiana	91	10,543,826	0.91	115,866	635	91.82
Massachusetts	65	18,266,087	1.57	281,017	668	80.65
Maryland	177	49,953,856	4.29	282,225	674	80.65
Maine	17	2,739,179	0.24	161,128	669	83.97
Michigan	238	32,062,439	2.76	134,716	649	89.05
Minnesota	130	26,498,414	2.28	203,834	659	83.34
Missouri	139	17,424,212	1.50	125,354	647	90.77
Mississippi	55	5,652,581	0.49	102,774	636	91.86
Montana	7	1,066,439	0.09	152,348	623	88.84
North Carolina	168	20,844,457	1.79	124,074	647	87.05
North Dakota	3	264,625	0.02	88,208	625	89.44
Nebraska	17	1,624,834	0.14	95,578	619	96.51
New Hampshire	16	3,706,003	0.32	231,625	659	84.08
New Jersey	153	40,433,121	3.47	264,269	670	81.87
New Mexico	19	3,066,550	0.26	161,397	659	87.06
Nevada	85	21,526,077	1.85	253,248	679	80.21
New York	135	41,973,248	3.61	310,913	671	77.02
Ohio	246	29,151,037	2.51	118,500	646	89.92
Oklahoma	33	3,808,778	0.33	115,418	665	85.45
Oregon	26	4,597,778	0.40	176,838	673	88.06
Pennsylvania	212	29,200,394	2.51	137,738	643	90.71
Rhode Island	15	3,629,341	0.31	241,956	651	74.41
South Carolina	133	19,289,928	1.66	145,037	652	87.68
South Dakota	3	379,266	0.03	126,422	612	94.78
Tennessee	144	16,818,383	1.45	116,794	654	89.03
Texas	207	31,898,493	2.74	154,099	659	86.08
Utah	18	3,999,691	0.34	222,205	696	81.79
Virginia	275	73,930,805	6.35	268,839	679	82.54
Vermont	3	355,213	0.03	118,404	697	86.72
Washington	71	15,029,626	1.29	211,685	682	83.12
Wisconsin	92	13,877,199	1.19	150,839	644	88.36
West Virginia	18	1,991,087	0.17	110,616	625	89.66
Wyoming	4	496,464	0.04	124,116	738	91.76
Total:	5,667	$1,163,620,431	100.00%	$205,333	670	82.96%

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Purchase	3,205	$634,032,208	54.49%	$197,826	682	84.64%
Rate/Term Refinance	533	123,621,299	10.62	231,935	669	79.52
Equity Refinance	1,929	405,966,924	34.89	210,455	651	81.38
Total:	5,667	$1,163,620,431	100.00%	$205,333	670	82.96%

Occupancy Types of the Mortgage Loans
Occupancy Types	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Primary Residence	4,393	$929,976,541	79.92%	$211,695	661	83.30%
Second/Vacation	157	39,985,128	3.44	254,682	698	79.41
Non-Owner Occupied	1,117	193,658,762	16.64	173,374	706	82.04
Total:	5,667	$1,163,620,431	100.00%	$205,333	670	82.96%

Property Type of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Attached PUD	107	$23,907,611	2.05%	$223,436	689	84.31%
Condo over 8 stories	23	9,488,359	0.82	412,537	696	78.26
Condo under 5 stories	462	89,785,669	7.72	194,341	691	82.38
Condotel (1-4 stories)	2	341,249	0.03	170,625	774	71.77
Condotel (5-8 stories)	3	287,082	0.02	95,694	661	72.04
Cooperative	5	1,363,903	0.12	272,781	723	83.70
Detached PUD	699	188,972,594	16.24	270,347	682	81.11
Leasehold	3	603,288	0.05	201,096	620	88.79
Manufactured Home	2	196,087	0.02	98,043	626	73.50
Mid-rise condo (5-8 stories)	15	5,564,454	0.48	370,964	726	74.62
Muti family	2	803,161	0.07	401,580	772	89.23
Single Family (detached)	3,961	751,475,655	64.58	189,719	660	83.93
Townhouse/Rowhouse	59	10,105,279	0.87	171,276	673	85.50
Two-to-four family units	324	80,726,039	6.94	249,154	689	79.22
Total:	5,667	$1,163,620,431	100.00%	$205,333	670	82.96%

Documentation Type of the Mortgage Loans
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Full Documentation	2,787	$444,812,339	38.23%	$159,603	645	88.40%
Reduced Documentation	2,880	718,808,092	61.77	249,586	685	79.59
Total:	5,667	$1,163,620,431	100.00%	$205,333	670	82.96%

Prepayment Penalty Term of the Mortgage Loans
Prepayment Penalty	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
None	2,004	$470,599,187	40.44%	$234,830	682	80.17%
12 Months	547	139,027,838	11.95	254,164	682	81.12
24 Months	1,615	267,908,145	23.02	165,887	635	89.08
36 Months	1,395	259,307,128	22.28	185,883	676	83.13
60 Months	96	24,356,814	2.09	253,717	663	78.49
Other	10	2,421,319	0.21	242,132	649	79.42
Total:	5,667	$1,163,620,431	100.00%	$205,333	670	82.96%

Other represents not None,12,24,36 or 60 months and not more than 60 months.

Interest Only by Product Type of the Mortgage Loans
Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Alternet Exceptions	731	$202,379,130	17.39%	$276,852	677	81.29%
Alternet Exceptions (non-IO)	2,151	301,522,921	25.91	140,178	620	91.60
Expanded Criteria Exceptions	1,477	410,793,340	35.30	278,127	700	78.39
Expanded Criteria Exceptions (non-IO)	1,128	216,583,921	18.61	192,007	666	80.55
Home Solutions Exceptions	84	13,234,144	1.14	157,549	735	93.01
Home Solutions Exceptions (non-IO)	67	8,932,938	0.77	133,327	724	93.56
Jumbo A Exceptions	14	6,638,458	0.57	474,176	712	72.59
Jumbo A Exceptions (non-IO)	14	3,487,106	0.30	249,079	685	75.32
Seasoned Loans (non-IO)	1	48,473	0.00	48,473	639	75.00
Total:	5,667	$1,163,620,431	100.00%	$205,333	670	82.96%

Interest Only Term of the Mortgage Loans
Interest Only Term	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
None	3,361	$530,575,358	45.60%	$157,862	641	87.01%
6 Months	1	179,000	0.02	179,000	720	51.00
12 Months	103	34,503,690	2.97	334,987	716	78.98
24 Months	46	11,442,632	0.98	248,753	658	81.25
36 Months	54	14,710,941	1.26	272,425	698	80.22
60 Months	636	164,665,273	14.15	258,908	680	80.68
72 Months	2	440,000	0.04	220,000	678	80.00
84 Months	2	334,915	0.03	167,457	680	71.27
108 Months	1	288,000	0.02	288,000	651	80.00
120 Months	1,456	405,302,222	34.83	278,367	698	79.09
132 Months	1	139,400	0.01	139,400	727	90.00
180 Months	4	1,039,000	0.09	259,750	652	83.27
Total:	5,667	$1,163,620,431	100.00%	$205,333	670	82.96%

Maximum Mortgage Rate of the Mortgage Loans
Range of Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate	1,423	$267,565,030	22.99%	$188,029	667	80.15%
8.000 - 8.999	1	143,596	0.01	143,596	608	100.00
9.000 - 9.999	1	325,000	0.03	325,000	813	85.00
10.000 - 10.999	32	10,517,961	0.90	328,686	694	80.46
11.000 - 11.999	257	70,259,756	6.04	273,384	702	78.02
12.000 - 12.999	1,069	300,632,816	25.84	281,228	697	78.63
13.000 - 13.999	1,295	287,087,616	24.67	221,689	673	84.10
14.000 - 14.999	908	142,844,982	12.28	157,318	630	91.83
15.000 - 15.999	545	67,099,271	5.77	123,118	605	93.67
16.000 - 16.999	119	14,809,802	1.27	124,452	604	90.76
17.000 - 17.999	15	1,959,839	0.17	130,656	628	77.39
18.000 - 18.999	2	374,760	0.03	187,380	700	90.00
Total:	5,667	$1,163,620,431	100.00%	$205,333	670	82.96%

Next Rate Adjustment Date of the Mortgage Loans
Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate	1,423	$267,565,030	22.99%	$188,029	667	80.15%
February 2006	17	5,131,906	0.44	301,877	712	74.60
March 2006	6	1,917,773	0.16	319,629	753	73.84
April 2006	27	7,664,535	0.66	283,872	742	73.02
May 2006	49	14,220,524	1.22	290,215	713	78.37
June 2006	65	21,299,039	1.83	327,678	722	77.10
July 2006	75	29,917,416	2.57	398,899	748	69.78
August 2006	5	803,524	0.07	160,705	654	76.55
September 2006	18	4,802,804	0.41	266,822	714	77.51
October 2006	4	826,069	0.07	206,517	754	86.02
November 2006	82	26,198,394	2.25	319,493	717	79.06
December 2006	32	10,876,416	0.93	339,888	693	78.64
February 2007	1	80,085	0.01	80,085	701	80.00
March 2007	1	337,168	0.03	337,168	705	80.00
April 2007	4	591,969	0.05	147,992	641	81.59
May 2007	7	1,623,608	0.14	231,944	630	85.48
June 2007	9	1,353,883	0.12	150,431	644	89.00
July 2007	20	3,195,452	0.27	159,773	621	87.54
August 2007	58	7,978,538	0.69	137,561	627	85.46
September 2007	100	14,966,026	1.29	149,660	631	90.44
October 2007	498	77,826,254	6.69	156,278	623	91.63
November 2007	1,183	207,513,329	17.83	175,413	636	89.28
December 2007	497	86,980,003	7.47	175,010	639	89.59
January 2008	17	3,990,912	0.34	234,760	639	88.40
February 2008	1	153,600	0.01	153,600	665	80.00
April 2008	1	418,500	0.04	418,500	742	90.00
May 2008	4	1,222,343	0.11	305,586	658	71.52
June 2008	8	1,955,125	0.17	244,391	682	85.14
July 2008	12	1,703,024	0.15	141,919	668	86.91
August 2008	12	1,924,765	0.17	160,397	685	90.08
September 2008	57	14,422,519	1.24	253,027	684	80.01
October 2008	92	22,328,133	1.92	242,697	685	81.81
November 2008	372	86,556,730	7.44	232,679	690	81.19
December 2008	132	25,057,067	2.15	189,826	689	83.15
January 2009	2	154,400	0.01	77,200	705	89.97
August 2009	1	367,000	0.03	367,000	601	93.00
December 2009	3	498,363	0.04	166,121	697	80.00
February 2010	2	292,079	0.03	146,040	717	74.59
March 2010	1	480,000	0.04	480,000	640	80.00
April 2010	1	676,205	0.06	676,205	658	80.00
May 2010	4	1,241,669	0.11	310,417	672	81.68
June 2010	8	1,171,183	0.10	146,398	687	78.84
July 2010	17	4,065,585	0.35	239,152	694	78.65
August 2010	22	4,812,549	0.41	218,752	674	80.54

September 2010	34	10,788,791	0.93	317,317	706	74.47
October 2010	118	35,536,420	3.05	301,156	695	79.45
November 2010	368	84,477,461	7.26	229,558	695	80.37
December 2010	144	35,343,923	3.04	245,444	700	79.01
January 2011	2	312,750	0.03	156,375	710	71.98
May 2012	1	194,915	0.02	194,915	635	65.00
August 2012	1	115,477	0.01	115,477	696	95.00
September 2012	2	3,748,835	0.32	1,874,418	655	75.00
October 2012	6	5,111,068	0.44	851,845	661	67.14
November 2012	16	9,015,269	0.77	563,454	707	75.07
December 2012	7	2,377,954	0.20	339,708	707	79.86
August 2015	1	348,650	0.03	348,650	747	95.00
September 2015	9	4,430,600	0.38	492,289	711	79.44
October 2015	3	911,150	0.08	303,717	690	87.43
November 2015	2	1,141,671	0.10	570,835	714	80.00
December 2015	3	2,604,000	0.22	868,000	704	55.14
Total:	5,667	$1,163,620,431	100.00%	$205,333	670	82.96%

Note Margin of the Mortgage Loans
Range of Note Margin(%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate	1,423	$267,565,030	22.99%	$188,029	667	80.15%
0.000 - 0.499	1	794,321	0.07	794,321	731	67.00
1.000 - 1.499	5	2,285,235	0.20	457,047	771	61.53
1.500 - 1.999	11	3,238,034	0.28	294,367	697	78.82
2.000 - 2.499	334	117,237,460	10.08	351,010	715	75.26
2.500 - 2.999	473	138,311,421	11.89	292,413	699	78.33
3.000 - 3.499	200	49,368,367	4.24	246,842	707	80.86
3.500 - 3.999	591	139,107,795	11.95	235,377	701	79.75
4.000 - 4.499	114	27,229,819	2.34	238,858	695	82.24
4.500 - 4.999	143	29,932,092	2.57	209,315	667	84.57
5.000 - 5.499	223	49,303,926	4.24	221,094	669	84.60
5.500 - 5.999	255	52,174,092	4.48	204,604	643	83.36
6.000 - 6.499	368	73,684,646	6.33	200,230	639	88.71
6.500 - 6.999	434	78,825,656	6.77	181,626	622	91.93
7.000 - 7.499	323	44,546,770	3.83	137,916	617	94.80
7.500 - 7.999	388	47,822,118	4.11	123,253	604	95.34
8.000 - 8.499	256	29,646,431	2.55	115,806	599	95.64
8.500 - 8.999	112	11,458,759	0.98	102,310	596	95.72
9.000 - 9.499	10	709,003	0.06	70,900	581	97.78
9.500 - 9.999	3	379,456	0.03	126,485	576	94.67
Total:	5,667	$1,163,620,431	100.00%	$205,333	670	82.96%

Group I Collateral Summary

Current Principal Balance	$705,039,792.42
Number of Mortgage Loans	2,788

	Average	Minimum	Maximum
Original Principal Balance	$253,073.23	$26,910.00	$3,150,000.00
Current Principal Balance	$252,883.71	$26,510.61	$3,148,835.17

	Weighted Average	Minimum	Maximum
Original Term (mos)	358	120	360
Age (mos)	3	0	19
Gross Mortgage Rate	7.143%	3.625%	12.000%
Loan-to-Value Ratio	80.48%	10.00%	104.00%
Credit Score	681	200	816

Margin (%)	3.830%	0.375%	9.625%
Initial Periodic Cap (%)	4.423%	0.500%	8.375%
Periodic Cap (%)	1.491%	1.000%	6.000%
Maximum Mortgage Rate (%)	13.086%	10.375%	17.500%
Minimum Mortgage Rate (%)	4.204%	0.375%	10.970%
Next Rate Adj. (mos)	36	1	119

Lien Position	% of Loan Group	Loan Type	% of Loan Group
1st Lien	100.00%	Adjustable-rate	72.68%
		Fixed-rate	27.32%
Occupancy	% of Loan Group
Primary Residence	81.42%	Loan Purpose	% of Loan Group
Non-Owner Occupied	14.36%	Purchase	64.68%
Second/Vacation	4.21%	Equity Refinance	27.81%
		Rate/Term Refinance	7.52%
Documentation	% of Loan Group
Full Documentation	22.51%	Property Type	% of Loan Group
Reduced Documentation	77.49%	Single Family (detached)	60.02%
		Detached PUD	19.18%
Servicing	% of Loan Group	Condo under 5 stories	8.75%
Homecomings	82.64%	Two-to-four family units	6.90%
		Attached PUD	1.98%
		Condo over 8 stories	1.27%
		Townhouse/Rowhouse	0.86%
		Mid-rise condo (5-8 stories)	0.72%
		Muti family	0.11%

		% with Prepayment Penalty	55.95%
		% over 80% LTV with MI	8.00%
		% with Interest Only Period	63.57%

Credit Scores of the Group I Loans
Range of Credit Scores	Number of Mortgage Loans	Group I Principal Balance Outstanding	Percent of Group I Loans	Average Principal Balance Outstanding	Weighted Average Original LTV
499 or less	1	$153,820	0.02%	$153,820	80.00%
500 - 519	24	1,967,845	0.28	81,994	78.46
520 - 539	26	3,485,325	0.49	134,051	83.59
540 - 559	32	4,161,829	0.59	130,057	81.44
560 - 579	24	4,406,636	0.63	183,610	87.90
580 - 599	151	25,818,779	3.66	170,985	90.75
600 - 619	205	38,794,778	5.50	189,243	86.92
620 - 639	325	73,663,640	10.45	226,657	80.72
640 - 659	350	94,216,322	13.36	269,189	78.82
660 - 679	420	108,447,460	15.38	258,208	79.79
680 - 699	361	101,990,957	14.47	282,523	80.65
700 - 719	281	76,432,618	10.84	272,002	79.73
720 - 739	212	61,006,603	8.65	287,767	79.39
740 - 759	162	44,621,906	6.33	275,444	78.46
760 or more	197	63,248,915	8.97	321,060	78.35
Subtotal with Credit Scores	2,771	$702,417,435	99.63%	$253,489	80.50%
Not Available	17	$2,622,358	0.37%	$154,256	74.20%
Total:	2,788	$705,039,792	100.00%	$252,884	80.48%

Original Mortgage Loan Balance of the Group I Loans

Range of Original Balance ($)	Number of Mortgage Loans	Group I Principal Balance Outstanding	Percent of Group I Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
100,000 or less	501	$35,429,968	5.03%	$70,718	645	84.22%
100,001 - 200,000	954	139,883,755	19.84	146,629	670	82.94
200,001 - 300,000	527	130,106,885	18.45	246,882	680	82.22
300,001 - 400,000	291	100,754,756	14.29	346,236	684	81.07
400,001 - 500,000	252	113,542,717	16.10	450,566	685	81.18
500,001 - 600,000	120	65,943,225	9.35	549,527	700	78.79
600,001 - 700,000	64	41,130,080	5.83	642,658	682	78.38
700,001 - 800,000	36	27,149,767	3.85	754,160	694	77.24
800,001 - 900,000	11	9,438,154	1.34	858,014	671	72.65
900,001 - 1,000,000	17	16,604,407	2.36	976,730	697	70.91
1,000,001 - 1,100,000	1	1,015,000	0.14	1,015,000	765	70.00
1,100,001 - 1,200,000	2	2,335,750	0.33	1,167,875	653	64.86
1,200,001 - 1,300,000	1	1,297,500	0.18	1,297,500	697	75.00
1,300,001 - 1,400,000	3	4,085,000	0.58	1,361,667	681	66.43
1,400,001 - 1,500,000	2	2,936,400	0.42	1,468,200	777	70.00
1,500,001 - 1,600,000	1	1,557,594	0.22	1,557,594	736	64.00
1,600,001 - 1,700,000	1	1,625,000	0.23	1,625,000	721	65.00
1,700,001 - 1,800,000	1	1,785,000	0.25	1,785,000	647	70.00
2,000,001 or more	3	8,418,835	1.19	2,806,278	680	66.96
Total:	2,788	$705,039,792	100.00%	$252,884	681	80.48%

Mortgage Rates of the Group I Loans
Range of Mortgage Rates (%)	Number of Mortgage Loans	Group I Principal Balance Outstanding	Percent of Group I Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
3.500 - 3.999	3	$2,266,712	0.32%	$755,571	737	65.98%
4.000 - 4.499	11	6,059,114	0.86	550,829	761	71.92
4.500 - 4.999	22	11,252,919	1.60	511,496	745	73.93
5.000 - 5.499	12	5,960,588	0.85	496,716	751	73.06
5.500 - 5.999	93	31,355,508	4.45	337,156	712	78.63
6.000 - 6.499	255	84,324,497	11.96	330,684	696	77.20
6.500 - 6.999	687	205,256,054	29.11	298,772	688	78.32
7.000 - 7.499	487	123,124,214	17.46	252,822	686	79.74
7.500 - 7.999	505	121,151,288	17.18	239,904	674	81.21
8.000 - 8.499	240	43,737,920	6.20	182,241	656	85.43
8.500 - 8.999	199	35,658,798	5.06	179,190	635	89.54
9.000 - 9.499	85	15,107,056	2.14	177,730	628	94.06
9.500 - 9.999	91	12,313,489	1.75	135,313	605	93.85
10.000 - 10.499	27	2,729,490	0.39	101,092	609	92.11
10.500 - 10.999	28	1,884,736	0.27	67,312	582	92.98
11.000 - 11.499	24	1,567,258	0.22	65,302	566	84.39
11.500 - 11.999	18	1,249,172	0.18	69,398	563	88.34
12.000 - 12.499	1	40,978	0.01	40,978	596	100.00
Total:	2,788	$705,039,792	100.00%	$252,884	681	80.48%

Net Mortgage Rates of the Group I Loans
Range of Net Mortgage Rates (%)	Number of Mortgage Loans	Group I Principal Balance Outstanding	Percent of Group I Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
3.000 - 3.499	3	$2,266,712	0.32%	$755,571	737	65.98%
3.500 - 3.999	11	6,059,114	0.86	550,829	761	71.92
4.000 - 4.499	21	10,712,065	1.52	510,098	744	73.62
4.500 - 4.999	8	3,732,292	0.53	466,536	760	68.21
5.000 - 5.499	57	20,439,491	2.90	358,588	730	78.96
5.500 - 5.999	209	69,126,581	9.80	330,749	696	78.04
6.000 - 6.499	547	166,721,316	23.65	304,792	689	77.82
6.500 - 6.999	606	165,433,454	23.46	272,992	685	79.77
7.000 - 7.499	494	118,512,336	16.81	239,904	674	80.89
7.500 - 7.999	347	68,983,972	9.78	198,801	668	83.22
8.000 - 8.499	213	37,707,725	5.35	177,032	643	89.88
8.500 - 8.999	93	17,470,051	2.48	187,850	623	89.50
9.000 - 9.499	83	10,597,133	1.50	127,676	600	93.78
9.500 - 9.999	28	2,844,415	0.40	101,586	608	93.23
10.000 - 10.499	28	1,888,453	0.27	67,445	576	91.50
10.500 - 10.999	23	1,511,124	0.21	65,701	568	85.37
11.000 - 11.499	17	1,033,560	0.15	60,798	551	87.35
Total:	2,788	$705,039,792	100.00%	$252,884	681	80.48%

Original Loan-to-Value Ratios of the Group I Loans

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Group I Principal Balance Outstanding	Percent of Group I Loans	Average Principal Balance Outstanding	Weighted Average Credit Score
50.00 or less	37	$7,183,148	1.02%	$194,139	682
50.01 - 55.00	34	7,120,258	1.01	209,419	668
55.01 - 60.00	42	16,130,774	2.29	384,066	669
60.01 - 65.00	65	22,162,653	3.14	340,964	699
65.01 - 70.00	128	43,047,479	6.11	336,308	685
70.01 - 75.00	167	56,971,819	8.08	341,149	680
75.01 - 80.00	1,431	386,125,954	54.77	269,829	691
80.01 - 85.00	68	12,825,479	1.82	188,610	652
85.01 - 90.00	248	54,305,798	7.70	218,975	662
90.01 - 95.00	240	46,802,902	6.64	195,012	684
95.01 - 100.00	305	48,216,595	6.84	158,087	630
100.01 - 105.00	23	4,146,934	0.59	180,301	604
Total:	2,788	$705,039,792	100.00%	$252,884	681

Debt-to-Income Ratios of the Group I Loans
Debt-to-Income Ratios (%)	Number of Mortgage Loans	Group I Principal Balance Outstanding	Percent of Group I Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Not Available	1,185	$276,426,908	39.21%	$233,272	689	79.15%
20 or less	72	14,350,929	2.04	199,318	644	80.81
20.01 - 25.00	78	17,203,975	2.44	220,564	677	80.48
25.01 - 30.00	141	33,873,937	4.80	240,241	690	80.31
30.01 - 35.00	215	61,238,607	8.69	284,831	684	79.87
35.01 - 40.00	337	94,931,008	13.46	281,694	684	80.41
40.01 - 45.00	366	103,196,616	14.64	281,958	682	80.47
45.01 - 50.00	321	84,016,233	11.92	261,733	657	84.32
50.01 - 55.00	69	18,819,585	2.67	272,748	645	85.64
55.01 - 60.00	4	981,996	0.14	245,499	654	73.88
Total:	2,788	$705,039,792	100.00%	$252,884	681	80.48%

Geographic Distribution of Mortgaged Properties of the Group I Loans
State or Territory	Number of Mortgage Loans	Group I Principal Balance Outstanding	Percent of Group I Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Alaska	1	$110,400	0.02%	$110,400	667	80.00%
Alabama	33	4,531,930	0.64	137,331	647	84.82
Arkansas	22	2,080,221	0.30	94,555	622	90.30
Arizona	107	29,144,074	4.13	272,375	681	82.29
California	366	155,315,215	22.03	424,359	692	78.43
Colorado	35	7,814,298	1.11	223,266	698	80.65
Connecticut	28	8,007,643	1.14	285,987	658	77.66
District of Columbia	14	6,611,261	0.94	472,233	685	78.22
Delaware	6	1,551,843	0.22	258,640	678	81.57
Florida	510	119,675,453	16.97	234,658	691	80.01
Georgia	80	16,126,441	2.29	201,581	650	82.54
Hawaii	8	2,630,157	0.37	328,770	657	84.79
Iowa	13	1,387,202	0.20	106,708	643	89.23
Idaho	3	314,543	0.04	104,848	655	95.32
Illinois	130	34,593,695	4.91	266,105	698	79.30
Indiana	46	5,853,242	0.83	127,244	662	89.89
Kansas	11	1,569,690	0.22	142,699	623	90.16
Kentucky	20	2,076,088	0.29	103,804	626	82.55
Louisiana	29	3,803,589	0.54	131,158	633	88.57
Massachusetts	34	9,565,418	1.36	281,336	663	81.76
Maryland	105	33,902,859	4.81	322,884	689	77.88
Maine	12	1,890,143	0.27	157,512	663	81.67
Michigan	76	11,600,966	1.65	152,644	676	84.48
Minnesota	57	13,550,415	1.92	237,727	668	80.99
Missouri	40	4,844,110	0.69	121,103	662	87.82
Mississippi	21	2,429,883	0.34	115,709	630	87.61
Montana	3	425,725	0.06	141,908	617	80.04
North Carolina	66	8,933,628	1.27	135,358	656	82.34
North Dakota	3	264,625	0.04	88,208	625	89.44
New Hampshire	7	1,778,266	0.25	254,038	657	83.95
New Jersey	98	27,893,346	3.96	284,626	673	80.42
New Mexico	12	2,058,439	0.29	171,537	683	85.36
Nevada	41	12,229,913	1.73	298,291	676	79.51
New York	97	34,405,619	4.88	354,697	673	76.48
Ohio	74	9,143,634	1.30	123,563	659	85.45
Oklahoma	20	2,197,780	0.31	109,889	664	82.57
Oregon	5	868,427	0.12	173,685	678	85.80
Pennsylvania	102	16,042,576	2.28	157,280	652	87.26
Rhode Island	10	2,533,619	0.36	253,362	673	75.40
South Carolina	53	9,589,392	1.36	180,932	672	83.61
Tennessee	54	7,262,604	1.03	134,493	663	85.80
Texas	100	19,252,318	2.73	192,523	647	83.18
Utah	9	2,518,895	0.36	279,877	705	81.07
Virginia	174	55,426,186	7.86	318,541	693	80.51
Vermont	2	294,558	0.04	147,279	693	86.04
Washington	24	6,297,141	0.89	262,381	691	79.21
Wisconsin	21	3,899,776	0.55	185,704	674	80.97
West Virginia	6	742,548	0.11	123,758	656	82.40
Total:	2,788	$705,039,792	100.00%	$252,884	681	80.48%

Loan Purpose of the Group I Loans
Loan Purpose	Number of Mortgage Loans	Group I Principal Balance Outstanding	Percent of Group I Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Purchase	1,862	$455,984,984	64.68%	$244,890	688	82.50%
Equity Refinance	756	196,067,849	27.81	259,349	663	76.99
Rate/Term Refinance	170	52,986,959	7.52	311,688	685	75.98
Total:	2,788	$705,039,792	100.00%	$252,884	681	80.48%

Occupancy Types of the Group I Loans
Occupancy Types	Number of Mortgage Loans	Group I Principal Balance Outstanding	Percent of Group I Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Primary Residence	2,140	$574,060,360	81.42%	$268,253	676	80.87%
Second/Vacation	103	29,708,232	4.21	288,429	697	77.50
Non-owner Occupied	545	101,271,200	14.36	185,819	705	79.12
Total:	2,788	$705,039,792	100.00%	$252,884	681	80.48%

Property Type of the Group I Loans
Property Type	Number of Mortgage Loans	Group I Principal Balance Outstanding	Percent of Group I Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Attached PUD	52	$13,933,659	1.98%	$267,955	703	81.06%
Condo over 8 stories	21	8,951,859	1.27	426,279	696	77.73
Condo under 5 stories	298	61,660,843	8.75	206,916	697	81.46
Condotel (1-4 stories)	1	120,749	0.02	120,749	0	75.00
Condotel (5-8 stories)	3	287,082	0.04	95,694	661	72.04
Cooperative	3	611,253	0.09	203,751	686	79.70
Detached PUD	437	135,257,031	19.18	309,513	685	80.16
Leasehold	1	242,600	0.03	242,600	623	90.00
Manufactured Home	2	196,087	0.03	98,043	626	73.50
Mid-rise condo (5-8 stories)	13	5,078,730	0.72	390,672	720	74.62
Muti family	2	803,161	0.11	401,580	772	89.23
Single Family (detached)	1,748	423,183,494	60.02	242,096	674	80.88
Townhouse/Rowhouse	29	6,052,422	0.86	208,704	689	81.74
Two-to-four family units	178	48,660,821	6.90	273,375	693	77.30
Total:	2,788	$705,039,792	100.00%	$252,884	681	80.48%

Documentation Type of the Group I Loans
Documentation Type	Number of Mortgage Loans	Group I Principal Balance Outstanding	Percent of Group I Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Full Documentation	774	$158,671,459	22.51%	$205,002	654	85.33%
Reduced Documentation	2,014	546,368,334	77.49	271,285	689	79.07
Total:	2,788	$705,039,792	100.00%	$252,884	681	80.48%

Prepayment Penalty Term of the Group I Loans
Prepayment Penalty	Number of Mortgage Loans	Group I Principal Balance Outstanding	Percent of Group I Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
None	1,093	$310,578,336	44.05%	$284,152	689	78.48%
12 Months	395	109,416,975	15.52	277,005	685	80.67
24 Months	421	99,739,156	14.15	236,910	651	86.14
36 Months	777	158,888,071	22.54	204,489	684	81.03
60 Months	96	24,356,814	3.45	253,717	663	78.49
Other	6	2,060,441	0.29	343,407	659	78.74
Total:	2,788	$705,039,792	100.00%	$252,884	681	80.48%

Other represents not None,12,24,36 or 60 months and not more than 60 months

Interest Only by Product Type of the Group I Loans
Category	Number of Mortgage Loans	Group I Principal Balance Outstanding	Percent of Group I Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Alternet Exceptions	356	$126,713,841	17.97%	$355,938	687	79.38%
Alternet Exceptions (non-IO)	661	109,376,516	15.51	165,471	632	88.13
Expanded Criteria Exceptions	1,000	314,167,105	44.56	314,167	700	78.49
Expanded Criteria Exceptions (non-IO)	718	141,751,062	20.11	197,425	668	80.00
Home Solutions Exceptions	10	1,867,400	0.26	186,740	722	86.91
Home Solutions Exceptions (non-IO)	26	3,409,226	0.48	131,124	727	93.26
Jumbo A Exceptions	10	5,472,944	0.78	547,294	714	72.13
Jumbo A Exceptions (non-IO)	6	2,233,226	0.32	372,204	686	73.03
Seasoned Loans (non-IO)	1	48,473	0.01	48,473	639	75.00
Total:	2,788	$705,039,792	100.00%	$252,884	681	80.48%

Interest Only Term of the Group I Loans
Interest Only Term	Number of Mortgage Loans	Group I Principal Balance Outstanding	Percent of Group I Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
None	1,412	$256,818,504	36.43%	$181,883	654	83.57%
6 Months	1	179,000	0.03	179,000	720	51.00
12 Months	64	25,252,749	3.58	394,574	721	78.82
24 Months	23	6,182,611	0.88	268,809	674	80.21
36 Months	23	9,338,392	1.32	406,017	698	78.92
60 Months	231	82,922,555	11.76	358,972	691	79.53
72 Months	1	216,000	0.03	216,000	664	80.00
84 Months	1	140,000	0.02	140,000	742	80.00
108 Months	1	288,000	0.04	288,000	651	80.00
120 Months	1,030	323,422,082	45.87	314,002	697	78.46
180 Months	1	279,900	0.04	279,900	658	80.00
Total:	2,788	$705,039,792	100.00%	$252,884	681	80.48%

Maximum Mortgage Rate of the Group I Loans
Range of Maximum Mortgage Rate (%)	Number of Mortgage Loans	Group I Principal Balance Outstanding	Percent of Group I Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate	991	$192,632,117	27.32%	$194,382	660	79.38%
10.000 - 10.999	19	7,312,496	1.04	384,868	694	80.10
11.000 - 11.999	134	46,673,410	6.62	348,309	704	76.82
12.000 - 12.999	622	206,018,840	29.22	331,220	702	78.13
13.000 - 13.999	655	176,624,116	25.05	269,655	688	81.49
14.000 - 14.999	235	51,915,942	7.36	220,919	654	88.64
15.000 - 15.999	109	19,475,423	2.76	178,674	625	92.56
16.000 - 16.999	22	4,171,332	0.59	189,606	649	86.66
17.000 - 17.999	1	216,117	0.03	216,117	621	95.00
Total:	2,788	$705,039,792	100.00%	$252,884	681	80.48%

Next Rate Adjustment Date of the Group I Loans
Next Rate Adjustment Date	Number of Mortgage Loans	Group I Principal Balance Outstanding	Percent of Group I Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate	991	$192,632,117	27.32%	$194,382	660	79.38%
February 2006	8	3,639,444	0.52	454,930	716	73.59
March 2006	5	1,813,773	0.26	362,755	756	73.49
April 2006	20	5,965,367	0.85	298,268	741	72.63
May 2006	40	11,880,905	1.69	297,023	715	78.28
June 2006	46	16,928,943	2.40	368,020	720	77.27
July 2006	35	19,000,891	2.70	542,883	749	73.10
September 2006	7	2,789,924	0.40	398,561	708	75.34
October 2006	1	392,250	0.06	392,250	788	86.00
November 2006	54	20,879,294	2.96	386,654	723	78.94
December 2006	18	6,703,212	0.95	372,401	694	78.80
March 2007	1	337,168	0.05	337,168	705	80.00
April 2007	2	397,176	0.06	198,588	652	80.00
May 2007	2	617,661	0.09	308,830	665	81.96
June 2007	3	554,744	0.08	184,915	621	89.40
July 2007	5	1,226,953	0.17	245,391	612	92.29
August 2007	6	986,243	0.14	164,374	674	80.00
September 2007	24	4,703,179	0.67	195,966	646	90.48
October 2007	105	23,750,976	3.37	226,200	640	87.67
November 2007	289	77,105,591	10.94	266,801	654	87.03
December 2007	105	27,039,742	3.84	257,521	656	87.28
January 2008	4	1,558,512	0.22	389,628	654	80.42
April 2008	1	418,500	0.06	418,500	742	90.00
May 2008	1	750,000	0.11	750,000	616	60.00
June 2008	3	1,017,537	0.14	339,179	663	87.06
July 2008	7	1,160,343	0.16	165,763	660	84.03
August 2008	6	1,032,783	0.15	172,131	660	89.78
September 2008	35	10,331,145	1.47	295,176	693	79.17
October 2008	59	16,570,651	2.35	280,858	692	81.40
November 2008	255	66,470,472	9.43	260,669	700	80.84
December 2008	67	15,874,552	2.25	236,934	699	80.48
August 2009	1	367,000	0.05	367,000	601	93.00
December 2009	2	310,363	0.04	155,182	679	80.00
February 2010	2	292,079	0.04	146,040	717	74.59
March 2010	1	480,000	0.07	480,000	640	80.00
April 2010	1	676,205	0.10	676,205	658	80.00
May 2010	3	1,187,369	0.17	395,790	670	81.76
June 2010	6	906,705	0.13	151,117	686	78.51
July 2010	8	1,914,401	0.27	239,300	677	79.26
August 2010	17	3,927,750	0.56	231,044	668	80.22
September 2010	23	8,784,805	1.25	381,948	706	71.95
October 2010	82	27,378,553	3.88	333,885	695	78.75
November 2010	268	64,315,321	9.12	239,983	693	80.26
December 2010	124	31,400,423	4.45	253,229	705	78.95
January 2011	2	312,750	0.04	156,375	710	71.98

August 2012	1	115,477	0.02	115,477	696	95.00
September 2012	2	3,748,835	0.53	1,874,418	655	75.00
October 2012	6	5,111,068	0.72	851,845	661	67.14
November 2012	13	8,668,869	1.23	666,836	706	74.87
December 2012	5	1,933,954	0.27	386,791	707	79.83
September 2015	8	4,021,000	0.57	502,625	712	79.38
October 2015	3	911,150	0.13	303,717	690	87.43
November 2015	2	1,141,671	0.16	570,835	714	80.00
December 2015	3	2,604,000	0.37	868,000	704	55.14
Total:	2,788	$705,039,792	100.00%	$252,884	681	80.48%

Note Margin of the Group I Loans
Range of Note Margin(%)	Number of Mortgage Loans	Group I Principal Balance Outstanding	Percent of Group I Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate	991	$192,632,117	27.32%	$194,382	660	79.38%
0.000 - 0.499	1	794,321	0.11	794,321	731	67.00
1.000 - 1.499	3	1,912,435	0.27	637,478	767	57.93
1.500 - 1.999	5	1,677,941	0.24	335,588	705	80.00
2.000 - 2.499	194	83,846,609	11.89	432,199	714	75.64
2.500 - 2.999	313	103,892,883	14.74	331,926	700	78.15
3.000 - 3.499	107	34,616,576	4.91	323,519	702	79.05
3.500 - 3.999	543	131,576,419	18.66	242,314	701	79.80
4.000 - 4.499	72	19,748,544	2.80	274,285	703	82.96
4.500 - 4.999	67	16,617,950	2.36	248,029	677	85.04
5.000 - 5.499	73	19,672,025	2.79	269,480	686	84.63
5.500 - 5.999	71	20,761,612	2.94	292,417	644	81.50
6.000 - 6.499	91	23,042,742	3.27	253,217	653	87.91
6.500 - 6.999	92	25,635,416	3.64	278,646	629	89.92
7.000 - 7.499	54	10,550,897	1.50	195,387	625	93.28
7.500 - 7.999	57	9,893,731	1.40	173,574	613	95.07
8.000 - 8.499	36	5,791,779	0.82	160,883	597	96.22
8.500 - 8.999	16	2,078,974	0.29	129,936	586	97.35
9.000 - 9.499	1	66,921	0.01	66,921	599	100.00
9.500 - 9.999	1	229,900	0.03	229,900	587	95.00
Total:	2,788	$705,039,792	100.00%	$252,884	681	80.48%

Group II Collateral Summary

Current Principal Balance	$458,580,638.44
Number of Mortgage Loans	2,879

	Average	Minimum	Maximum
Original Principal Balance	$159,402.65	$30,000.00	$680,000.00
Current Principal Balance	$159,284.70	$29,978.29	$680,000.00

	Weighted Average	Minimum	Maximum
Original Term (mos)	359	180	360
Age (mos)	2	0	17
Gross Mortgage Rate	7.489%	4.000%	12.625%
Loan-to-Value Ratio	86.77%	12.00%	104.00%
Credit Score	652	423	878

Margin (%)	5.662%	1.000%	9.640%
Initial Periodic Cap (%)	3.383%	1.000%	8.125%
Periodic Cap (%)	1.184%	1.000%	12.000%
Maximum Mortgage Rate (%)	13.727%	8.175%	18.625%
Minimum Mortgage Rate (%)	6.551%	1.000%	11.250%
Next Rate Adj. (mos)	26	1	116

Lien Position	% of Loan Group	Loan Type	% of Loan Group
1st Lien	100.00%	Adjustable-rate	83.66%
		Fixed-rate	16.34%
Occupancy	% of Loan Group
Primary Residence	77.61%	Loan Purpose	% of Loan Group
Non-Owner Occupied	20.15%	Purchase	38.83%
Second/Vacation	2.24%	Equity Refinance	45.77%
		Rate/Term Refinance	15.40%
Documentation	% of Loan Group
Full Documentation	62.40%	Property Type	% of Loan Group
Reduced Documentation	37.60%	Single Family (detached)	71.59%
		Detached PUD	11.71
Servicing	% of Loan Group	Two-to-four family units	6.99
Homecomings	94.49%	Condo under 5 stories	6.13
		Attached PUD	2.17
		Townhouse/Rowhouse	0.88
		Cooperative	0.16
		Condo over 8 stories	0.12
		Mid-rise condo (5-8 stories)	0.11
		Leasehold	0.08
		Condotel (1-4 stories)	0.05

		% with Prepayment Penalty	65.11%
		% over 80% LTV with MI	3.03%
		% with Interest Only Period	40.30%

Credit Scores of the Group II Loans
Range of Credit Scores	Number of Mortgage Loans	Group II Principal Balance Outstanding	Percent of Group II Loans	Average Principal Balance Outstanding	Weighted Average Original LTV
499 or less	10	$1,624,142	0.35%	$162,414	84.17%
500 - 519	28	3,615,157	0.79	129,113	77.37
520 - 539	96	14,592,441	3.18	152,005	80.78
540 - 559	85	11,788,672	2.57	138,690	83.35
560 - 579	53	7,316,581	1.60	138,049	88.80
580 - 599	369	45,771,629	9.98	124,042	95.35
600 - 619	507	69,625,265	15.18	137,328	93.59
620 - 639	342	55,832,185	12.17	163,252	85.21
640 - 659	303	50,576,559	11.03	166,919	84.02
660 - 679	266	48,653,927	10.61	182,910	85.31
680 - 699	233	41,537,358	9.06	178,272	85.82
700 - 719	174	33,294,612	7.26	191,348	83.47
720 - 739	143	25,150,733	5.48	175,879	85.01
740 - 759	116	20,743,886	4.52	178,827	83.32
760 or more	147	27,316,954	5.96	185,830	81.45
Subtotal with Credit Scores	2,872	$457,440,102	99.75%	$159,276	86.79%
Not Available	7	1,140,537	0.25	162,934	78.40
Total:	2,879	$458,580,638	100.00%	$159,285	86.77%

Original Mortgage Loan Balance of the Group II Loans

Range of Original Balances ($)	Number of Mortgage Loans	Group II Principal Balance Outstanding	Percent of Group II Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
100,000 or less	801	$58,630,324	12.79%	$73,196	626	92.28%
100,001 - 200,000	1,326	189,144,458	41.25	142,643	650	89.11
200,001 - 300,000	523	127,540,991	27.81	243,864	658	84.37
300,001 - 400,000	193	66,997,779	14.61	347,139	662	81.45
400,001 - 500,000	29	12,402,915	2.70	427,687	683	79.81
500,001 - 600,000	6	3,184,171	0.69	530,695	696	83.01
600,001 - 700,000	1	680,000	0.15	680,000	721	80.00
Total:	2,879	$458,580,638	100.00%	$159,285	652	86.77%

Mortgage Rates of the Group II Loans
Range of Mortgage Rates (%)	Number of Mortgage Loans	Group II Principal Balance Outstanding	Percent of Group II Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
4.000 - 4.499	12	$3,386,522	0.74%	$282,210	752	63.82%
4.500 - 4.999	26	7,116,875	1.55	273,726	744	64.07
5.000 - 5.499	12	2,490,387	0.54	207,532	724	76.48
5.500 - 5.999	98	20,866,484	4.55	212,923	692	77.83
6.000 - 6.499	198	40,043,948	8.73	202,242	679	79.82
6.500 - 6.999	547	103,747,540	22.62	189,666	680	82.09
7.000 - 7.499	386	70,905,299	15.46	183,692	667	85.99
7.500 - 7.999	459	72,319,659	15.77	157,559	643	90.29
8.000 - 8.499	295	40,511,875	8.83	137,328	623	93.08
8.500 - 8.999	382	49,353,661	10.76	129,198	604	94.87
9.000 - 9.499	222	24,634,523	5.37	110,966	597	94.76
9.500 - 9.999	162	15,300,243	3.34	94,446	588	94.83
10.000 - 10.499	60	5,335,917	1.16	88,932	586	92.96
10.500 - 10.999	16	1,927,846	0.42	120,490	591	89.53
11.000 - 11.499	1	52,250	0.01	52,250	531	95.00
11.500 - 11.999	1	212,850	0.05	212,850	650	90.00
12.500 - 12.999	2	374,760	0.08	187,380	700	90.00
Total:	2,879	$458,580,638	100.00%	$159,285	652	86.77%

Net Mortgage Rates of the Group II Loans
Range of Net Mortgage Rates (%)	Number of Mortgage Loans	Group II Principal Balance Outstanding	Percent of Group II Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
3.500 - 3.999	12	$3,386,522	0.74%	$282,210	752	63.82%
4.000 - 4.499	25	6,823,479	1.49	272,939	743	63.39
4.500 - 4.999	11	2,514,543	0.55	228,595	734	76.52
5.000 - 5.499	54	10,356,272	2.26	191,783	689	79.77
5.500 - 5.999	182	38,546,982	8.41	211,797	681	78.76
6.000 - 6.499	432	83,789,377	18.27	193,957	673	81.26
6.500 - 6.999	520	93,929,307	20.48	180,633	675	85.71
7.000 - 7.499	465	75,080,900	16.37	161,464	648	89.48
7.500 - 7.999	354	49,524,097	10.80	139,899	625	92.14
8.000 - 8.499	369	47,748,128	10.41	129,399	607	94.94
8.500 - 8.999	229	25,931,131	5.65	113,236	596	94.55
9.000 - 9.499	154	13,900,189	3.03	90,261	587	94.16
9.500 - 9.999	51	4,387,731	0.96	86,034	582	93.42
10.000 - 10.499	17	2,022,123	0.44	118,948	598	91.71
10.500 - 10.999	1	52,250	0.01	52,250	531	95.00
11.000 - 11.499	1	212,850	0.05	212,850	650	90.00
12.000 - 12.499	2	374,760	0.08	187,380	700	90.00
Total:	2,879	$458,580,638	100.00%	$159,285	652	86.77%

Original Loan-to-Value Ratios of the Group II Loans

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Group II Principal Balance Outstanding	Percent of Group II Loans	Average Principal Balance Outstanding	Weighted Average Credit Score
50.00 or less	38	$7,146,626	1.56%	$188,069	673
50.01 - 55.00	9	1,790,006	0.39	198,890	667
55.01 - 60.00	25	5,023,406	1.10	200,936	655
60.01 - 65.00	30	5,896,326	1.29	196,544	659
65.01 - 70.00	58	12,070,706	2.63	208,116	675
70.01 - 75.00	114	23,597,923	5.15	206,999	657
75.01 - 80.00	795	145,701,775	31.77	183,273	666
80.01 - 85.00	153	24,617,161	5.37	160,896	623
85.01 - 90.00	271	47,151,330	10.28	173,990	646
90.01 - 95.00	423	66,032,366	14.40	156,105	683
95.01 - 100.00	877	106,971,270	23.33	121,974	623
100.01 - 105.00	86	12,581,743	2.74	146,299	604
Total:	2,879	$458,580,638	100.00%	$159,285	652

Debt-to-Income Ratios of the Group II Loans
Debt-to-Income Ratios (%)	Number of Mortgage Loans	Group II Principal Balance Outstanding	Percent of Group II Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Not Available	1	$103,200	0.02%	$103,200	730	80.00%
20 or less	101	13,542,073	2.95	134,080	658	81.68
20.01 - 25.00	139	19,162,377	4.18	137,859	660	81.18
25.01 - 30.00	242	35,812,656	7.81	147,986	663	86.47
30.01 - 35.00	380	58,022,970	12.65	152,692	661	84.74
35.01 - 40.00	544	90,400,594	19.71	166,178	658	85.85
40.01 - 45.00	591	96,941,688	21.14	164,030	651	86.55
45.01 - 50.00	707	116,639,654	25.43	164,978	643	89.72
50.01 - 55.00	172	27,672,421	6.03	160,886	633	89.08
55.01 - 60.00	2	283,005	0.06	141,503	685	92.31
Total:	2,879	$458,580,638	100.00%	$159,285	652	86.77%

Geographic Distribution of Mortgaged Properties of the Group II Loans
State or Territory	Number of Mortgage Loans	Group II Principal Balance Outstanding	Percent of Group II Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Alaska	2	$258,927	0.06%	$129,463	661	96.45%
Alabama	52	6,020,586	1.31	115,780	624	93.67
Arkansas	27	3,028,401	0.66	112,163	618	97.12
Arizona	148	30,454,719	6.64	205,775	664	81.40
California	160	47,724,215	10.41	298,276	669	76.65
Colorado	56	11,001,107	2.40	196,448	658	85.85
Connecticut	13	3,134,921	0.68	241,148	640	83.04
District of Columbia	4	1,075,220	0.23	268,805	702	86.58
Delaware	11	1,749,262	0.38	159,024	632	92.20
Florida	236	39,619,814	8.64	167,881	666	84.17
Georgia	135	19,884,793	4.34	147,295	632	89.85
Hawaii	10	3,641,185	0.79	364,119	638	82.76
Iowa	31	2,681,321	0.58	86,494	628	91.50
Idaho	10	1,577,187	0.34	157,719	673	90.27
Illinois	153	27,879,583	6.08	182,219	664	86.29
Indiana	107	11,702,973	2.55	109,374	641	92.74
Kansas	37	3,748,185	0.82	101,302	628	93.50
Kentucky	27	2,945,207	0.64	109,082	638	93.23
Louisiana	62	6,740,237	1.47	108,713	636	93.65
Massachusetts	31	8,700,668	1.90	280,667	672	79.42
Maryland	72	16,050,997	3.50	222,931	643	86.50
Maine	5	849,036	0.19	169,807	681	89.10
Michigan	162	20,461,472	4.46	126,305	634	91.64
Minnesota	73	12,947,999	2.82	177,370	649	85.79
Missouri	99	12,580,102	2.74	127,072	641	91.91
Mississippi	34	3,222,697	0.70	94,785	640	95.06
Montana	4	640,714	0.14	160,178	627	94.69
North Carolina	102	11,910,829	2.60	116,773	641	90.57
Nebraska	17	1,624,834	0.35	95,578	619	96.51
New Hampshire	9	1,927,737	0.42	214,193	660	84.21
New Jersey	55	12,539,774	2.73	227,996	661	85.09
New Mexico	7	1,008,112	0.22	144,016	609	90.51
Nevada	44	9,296,164	2.03	211,276	682	81.13
New York	38	7,567,629	1.65	199,148	661	79.46
Ohio	172	20,007,403	4.36	116,322	640	91.96
Oklahoma	13	1,610,998	0.35	123,923	666	89.39
Oregon	21	3,729,351	0.81	177,588	672	88.59
Pennsylvania	110	13,157,818	2.87	119,617	632	94.92
Rhode Island	5	1,095,722	0.24	219,144	600	72.15
South Carolina	80	9,700,536	2.12	121,257	632	91.70
South Dakota	3	379,266	0.08	126,422	612	94.78
Tennessee	90	9,555,779	2.08	106,175	647	91.48
Texas	107	12,646,175	2.76	118,189	676	90.50
Utah	9	1,480,797	0.32	164,533	679	83.01
Virginia	101	18,504,619	4.04	183,214	637	88.60
Vermont	1	60,655	0.01	60,655	717	90.00
Washington	47	8,732,486	1.90	185,798	676	85.95
Wisconsin	71	9,977,423	2.18	140,527	632	91.25
West Virginia	12	1,248,539	0.27	104,045	606	93.98
Wyoming	4	496,464	0.11	124,116	738	91.76
Total:	2,879	$458,580,638	100.00%	$159,285	652	86.77%

Loan Purpose of the Group II Loans
Loan Purpose	Number of Mortgage Loans	Group II Principal Balance Outstanding	Percent of Group II Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Purchase	1,343	$178,047,223	38.83%	$132,574	665	90.10%
Equity Refinance	1,173	209,899,075	45.77	178,942	640	85.49
Rate/Term Refinance	363	70,634,341	15.40	194,585	657	82.17
Total:	2,879	$458,580,638	100.00%	$159,285	652	86.77%

Occupancy Types of the Group II Loans
Occupancy Type	Number of Mortgage Loans	Group II Principal Balance Outstanding	Percent of Group II Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Primary Residence	2,253	$355,916,180	77.61%	$157,974	636	87.22%
Second/Vacation	54	10,276,896	2.24	190,313	702	84.93
Non-Owner Occupied	572	92,387,562	20.15	161,517	708	85.23
Total:	2,879	$458,580,638	100.00%	$159,285	652	86.77%

Property Type of the Group II Loans
Property Type	Number of Mortgage Loans	Group II Principal Balance Outstanding	Percent of Group II Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Attached PUD	55	$9,973,952	2.17%	$181,345	668	88.86%
Condo over 8 stories	2	536,500	0.12	268,250	691	87.17
Condo under 5 stories	164	28,124,826	6.13	171,493	677	84.40
Condotel (1-4 stories)	1	220,500	0.05	220,500	774	70.00
Cooperative	2	752,650	0.16	376,325	753	86.95
Detached PUD	262	53,715,563	11.71	205,021	676	83.50
Leasehold	2	360,687	0.08	180,344	618	87.98
Mid-rise condo (5-8 stories)	2	485,724	0.11	242,862	789	74.59
Single Family (detached)	2,213	328,292,161	71.59	148,347	642	87.87
Townhouse/Rowhouse	30	4,052,857	0.88	135,095	650	91.11
Two-to-four family units	146	32,065,218	6.99	219,625	684	82.13
Total:	2,879	$458,580,638	100.00%	$159,285	652	86.77%

Documentation Type of the Group II Loans
Documentation Type	Number of Mortgage Loans	Group II Principal Balance Outstanding	Percent of Group II Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Full Documentation	2,013	$286,140,880	62.40%	$142,146	640	90.10%
Reduced Documentation	866	172,439,758	37.60	199,122	672	81.24
Total:	2,879	$458,580,638	100.00%	$159,285	652	86.77%

Prepayment Penalty Term of the Group II Loans
Prepayment Penalty	Number of Mortgage Loans	Group II Principal Balance Outstanding	Percent of Group II Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
None	911	$160,020,851	34.89%	$175,654	670	83.46%
12 Months	152	29,610,863	6.46	194,808	669	82.80
24 Months	1,194	168,168,989	36.67	140,845	625	90.82
36 Months	618	100,419,057	21.90	162,490	664	86.44
Other	4	360,878	0.08	90,220	595	83.33
Total:	2,879	$458,580,638	100.00%	$159,285	652	86.77%

Other represents not None,12,24 or 36 months and not more than 36 months.

Interest Only by Product Type of the Group II Loans
Category	Number of Mortgage Loans	Group II Principal Balance Outstanding	Percent of Group II Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Alternet Exceptions	375	$75,665,290	16.50%	$201,774	660	84.48%
Alternet Exceptions (non-IO)	1,490	192,146,404	41.90	128,957	613	93.57
Expanded Criteria Exceptions	477	96,626,236	21.07	202,571	700	78.04
Expanded Criteria Exceptions (non-IO)	410	74,832,859	16.32	182,519	663	81.59
Home Solutions Exceptions	74	11,366,744	2.48	153,605	737	94.01
Home Solutions Exceptions (non-IO)	41	5,523,711	1.20	134,725	722	93.74
Jumbo A Exceptions	4	1,165,515	0.25	291,379	700	74.76
Jumbo A Exceptions (non-IO)	8	1,253,879	0.27	156,735	684	79.40
Total:	2,879	$458,580,638	100.00%	$159,285	652	86.77%

Interest Only Term of the Group II Loans
Interest Only Term	Number of Mortgage Loans	Group II Principal Balance Outstanding	Percent of Group II Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
None	1,949	$273,756,854	59.70%	$140,460	629	90.24%
12	39	9,250,941	2.02	237,204	704	79.41
24	23	5,260,021	1.15	228,697	640	82.47
36	31	5,372,549	1.17	173,308	698	82.47
60	405	81,742,718	17.83	201,834	670	81.85
72	1	224,000	0.05	224,000	691	80.00
84	1	194,915	0.04	194,915	635	65.00
120	426	81,880,140	17.86	192,207	703	81.57
132	1	139,400	0.03	139,400	727	90.00
180	3	759,100	0.17	253,033	649	84.48
Total:	2,879	$458,580,638	100.00%	$159,285	652	86.77%

Maximum Mortgage Rate of the Group II Loans
Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Group II Principal Balance Outstanding	Percent of Group II Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate	432	$74,932,913	16.34%	$173,456	685	82.11%
8.000 - 8.999	1	143,596	0.03	143,596	608	100.00
9.000 - 9.999	1	325,000	0.07	325,000	813	85.00
10.000 - 10.999	13	3,205,466	0.70	246,574	694	81.28
11.000 - 11.999	123	23,586,346	5.14	191,759	700	80.42
12.000 - 12.999	447	94,613,976	20.63	211,664	685	79.71
13.000 - 13.999	640	110,463,501	24.09	172,599	648	88.28
14.000 - 14.999	673	90,929,040	19.83	135,110	617	93.65
15.000 - 15.999	436	47,623,848	10.39	109,229	597	94.12
16.000 - 16.999	97	10,638,470	2.32	109,675	587	92.36
17.000 - 17.999	14	1,743,722	0.38	124,552	628	75.21
18.000 - 18.999	2	374,760	0.08	187,380	700	90.00
Total:	2,879	$458,580,638	100.00%	$159,285	652	86.77%

Next Rate Adjustment Date of the Group II Loans
Next Rate Adjustment Date	Number of Mortgage Loans	Group II Principal Balance Outstanding	Percent of Group II Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate	432	$74,932,913	16.34%	$173,456	685	82.11%
February 2006	9	1,492,462	0.33	165,829	703	77.07
March 2006	1	104,000	0.02	104,000	701	80.00
April 2006	7	1,699,168	0.37	242,738	745	74.37
May 2006	9	2,339,619	0.51	259,958	705	78.81
June 2006	19	4,370,096	0.95	230,005	732	76.43
July 2006	40	10,916,525	2.38	272,913	746	64.01
August 2006	5	803,524	0.18	160,705	654	76.55
September 2006	11	2,012,880	0.44	182,989	722	80.53
October 2006	3	433,819	0.09	144,606	724	86.04
November 2006	28	5,319,101	1.16	189,968	696	79.54
December 2006	14	4,173,204	0.91	298,086	692	78.37
February 2007	1	80,085	0.02	80,085	701	80.00
April 2007	2	194,792	0.04	97,396	618	84.82
May 2007	5	1,005,947	0.22	201,189	610	87.65
June 2007	6	799,139	0.17	133,190	660	88.72
July 2007	15	1,968,500	0.43	131,233	626	84.58
August 2007	52	6,992,296	1.52	134,467	621	86.23
September 2007	76	10,262,847	2.24	135,037	624	90.42
October 2007	393	54,075,278	11.79	137,596	616	93.37
November 2007	894	130,407,739	28.44	145,870	626	90.61
December 2007	392	59,940,261	13.07	152,909	632	90.63
January 2008	13	2,432,400	0.53	187,108	630	93.50
February 2008	1	153,600	0.03	153,600	665	80.00
May 2008	3	472,343	0.10	157,448	724	89.81
June 2008	5	937,588	0.20	187,518	704	83.05
July 2008	5	542,681	0.12	108,536	685	93.07
August 2008	6	891,982	0.19	148,664	715	90.42
September 2008	22	4,091,374	0.89	185,972	661	82.13
October 2008	33	5,757,482	1.26	174,469	664	83.00
November 2008	117	20,086,259	4.38	171,677	659	82.35
December 2008	65	9,182,515	2.00	141,269	672	87.78
January 2009	2	154,400	0.03	77,200	705	89.97
December 2009	1	188,000	0.04	188,000	726	80.00
May 2010	1	54,300	0.01	54,300	722	80.00
June 2010	2	264,478	0.06	132,239	691	80.00
July 2010	9	2,151,184	0.47	239,020	708	78.11
August 2010	5	884,799	0.19	176,960	696	81.96
September 2010	11	2,003,986	0.44	182,181	702	85.51
October 2010	36	8,157,867	1.78	226,607	695	81.81
November 2010	100	20,162,140	4.40	201,621	702	80.75
December 2010	20	3,943,500	0.86	197,175	668	79.53
May 2012	1	194,915	0.04	194,915	635	65.00
November 2012	3	346,400	0.08	115,467	734	80.00
December 2012	2	444,000	0.10	222,000	708	80.00
August 2015	1	348,650	0.08	348,650	747	95.00
September 2015	1	409,600	0.09	409,600	696	80.00
Total:	2,879	$458,580,638	100.00%	$159,285	652	86.77%

Note Margin of the Group II Loans
Range of Note Margins (%)	Number of Mortgage Loans	Group II Principal Balance Outstanding	Percent of Group II Loans	Average Principal Balance Outstanding	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate	432	$74,932,913	16.34%	$173,456	685	82.11%
1.000 - 1.499	2	372,800	0.08	186,400	792	80.00
1.500 - 1.999	6	1,560,094	0.34	260,016	689	77.55
2.000 - 2.499	140	33,390,851	7.28	238,506	719	74.30
2.500 - 2.999	160	34,418,538	7.51	215,116	698	78.87
3.000 - 3.499	93	14,751,792	3.22	158,621	718	85.09
3.500 - 3.999	48	7,531,376	1.64	156,904	693	79.01
4.000 - 4.499	42	7,481,274	1.63	178,126	675	80.35
4.500 - 4.999	76	13,314,142	2.90	175,186	656	83.98
5.000 - 5.499	150	29,631,902	6.46	197,546	658	84.58
5.500 - 5.999	184	31,412,480	6.85	170,720	642	84.59
6.000 - 6.499	277	50,641,903	11.04	182,823	633	89.07
6.500 - 6.999	342	53,190,240	11.60	155,527	619	92.90
7.000 - 7.499	269	33,995,873	7.41	126,379	615	95.27
7.500 - 7.999	331	37,928,387	8.27	114,587	601	95.41
8.000 - 8.499	220	23,854,652	5.20	108,430	600	95.49
8.500 - 8.999	96	9,379,785	2.05	97,706	598	95.36
9.000 - 9.499	9	642,082	0.14	71,342	579	97.55
9.500 - 9.999	2	149,556	0.03	74,778	559	94.16
Total:	2,879	$458,580,638	100.00%	$159,285	652	86.77%

Rating Agency Contacts
	name	phone extension
Moody's:	Arif Kaya Bekiroglu	(212) 553-7761
S&P:	Monica Peremutler	(212) 438-6309

SUBJECT TO REVISION
DATED JANUARY 11, 2006

$ 1,173,600,000 (Approximate)

GMAC RFC (Graphic Omitted)

Mortgage Asset-Backed Pass-Through Certificates,

Series 2006-RS1

RAMP Series 2006-RS1 Trust

Issuer

Residential Asset Mortgage Products, Inc.

Depositor (SEC File No. 333-125485)

Residential Funding Corporation

Master Servicer

JANUARY 11, 2006

CREDIT SUISSE FIRST BOSTON (GRAPHIC OMITTED)

Disclaimer

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-221-1037.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates, until we have accepted your offer to purchase Certificates. The Certificates referred to in these materials are being sold when, as and if issued. The issuer is not obligated to issue such Certificates or any similar security and the underwriter's obligation to deliver such Certificates is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such Certificates when, as and if issued by the issuer. You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such Certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This communication does not contain all the information that is required to be included in the base prospectus and the prospectus supplement.

This information in this communication is preliminary and is subject to completion or change.

Group I Net WAC Cap Schedule

Period	Net WAC CAP Rate (1) (%)	EFFECTIVE RATE (1,2) (%)	Period	Net WAC CAP Rate (1) (%)	EFFECTIVE RATE (1,2) (%)
1	6.57	14.00	41	8.91	14.00
2	7.28	14.00	42	9.19	14.00
3	6.58	14.00	43	8.89	14.00
4	6.82	14.00	44	8.88	14.00
5	6.69	14.00	45	9.16	14.00
6	6.92	14.00	46	8.87	14.00
7	6.89	14.00	47	9.18	14.00
8	6.89	14.00	48	8.88	14.00
9	7.13	14.00	49	8.86	8.86
10	6.91	14.00	50	9.80	9.80
11	7.28	14.00	51	8.83	8.83
12	7.06	14.00	52	9.12	9.12
13	7.06	14.00	53	8.82	8.82
14	7.82	14.00	54	9.10	9.10
15	7.06	14.00	55	8.79	8.79
16	7.29	14.00	56	8.78	8.78
17	7.12	14.00	57	9.14	9.14
18	7.35	14.00	58	9.09	9.09
19	7.11	14.00	59	9.82	9.82
20	7.10	14.00	60	9.49	9.49
21	7.34	14.00	61	9.47	9.47
22	7.16	14.00	62	10.46	10.46
23	7.98	14.00	63	9.43	9.43
24	7.73	14.00	64	9.75	9.75
25	7.73	14.00	65	9.42	9.42
26	8.25	14.00	66	9.71	9.71
27	7.71	14.00	67	9.37	9.37
28	7.98	14.00	68	9.35	9.35
29	7.89	14.00	69	9.64	9.64
30	8.15	14.00	70	9.32	9.32
31	7.89	14.00	71	9.61	9.61
32	7.89	14.00	72	9.28	9.28
33	8.16	14.00	73	9.26	9.26
34	8.05	14.00	74	9.87	9.87
35	9.07	14.00	75	9.21	9.21
36	8.78	14.00	76	9.50	9.50
37	8.77	14.00	77	9.17	9.17
38	9.70	14.00	78	9.46	9.46
39	8.75	14.00	79	9.13	9.13
40	9.06	14.00	80	9.11	9.11

Notes:

(1) All index values increase to 20.00% beginning in the first period

(2) The effective available funds cap rate (the "Effective Rate") is a per annum rate equal to (A) the product of (i) 30 divided by the actual number of days in the Interest Accrual Period for the Certificates and (ii) the weighted average Net Mortgage Rate of the mortgage loans plus (B) the net swap payment, if any, divided by the aggregate balance of the mortgage loans multiplied by 360 divided by actual number of days.

Group II Net WAC Cap Schedule

Period	Net WAC CAP Rate (1) (%)	EFFECTIVE RATE (1,2) (%)	period	Net WAC CAP Rate (1) (%)	EFFECTIVE RATE (1,2) (%)
1	6.83	14.00	41	10.51	14.00
2	7.57	14.00	42	10.85	14.00
3	6.84	14.00	43	10.48	14.00
4	7.07	14.00	44	10.46	14.00
5	6.89	14.00	45	10.80	14.00
6	7.12	14.00	46	10.44	14.00
7	7.07	14.00	47	10.89	14.00
8	7.07	14.00	48	10.53	14.00
9	7.30	14.00	49	10.51	10.51
10	7.11	14.00	50	11.61	11.61
11	7.38	14.00	51	10.47	10.47
12	7.15	14.00	52	10.80	10.80
13	7.15	14.00	53	10.47	10.47
14	7.92	14.00	54	10.80	10.80
15	7.15	14.00	55	10.44	10.44
16	7.39	14.00	56	10.42	10.42
17	7.15	14.00	57	10.76	10.76
18	7.38	14.00	58	10.49	10.49
19	7.14	14.00	59	11.08	11.08
20	7.14	14.00	60	10.71	10.71
21	7.37	14.00	61	10.68	10.68
22	7.22	14.00	62	11.80	11.80
23	9.07	14.00	63	10.64	10.64
24	8.77	14.00	64	10.97	10.97
25	8.76	14.00	65	10.60	10.60
26	9.34	14.00	66	10.93	10.93
27	8.73	14.00	67	10.55	10.55
28	9.03	14.00	68	10.53	10.53
29	9.25	14.00	69	10.85	10.85
30	9.55	14.00	70	10.48	10.48
31	9.23	14.00	71	10.81	10.81
32	9.22	14.00	72	10.44	10.44
33	9.54	14.00	73	10.41	10.41
34	9.33	14.00	74	11.10	11.10
35	10.36	14.00	75	10.36	10.36
36	10.03	14.00	76	10.68	10.68
37	10.02	14.00	77	10.31	10.31
38	11.08	14.00	78	10.63	10.63
39	9.99	14.00	79	10.26	10.26
40	10.32	14.00	80	10.24	10.24

Notes:

(1) All index values increase to 20.00% beginning in the first period

(2) The effective available funds cap rate (the "Effective Rate") is a per annum rate equal to (A) the product of (i) 30 divided by the actual number of days in the Interest Accrual Period for the Certificates and (ii) the weighted average Net Mortgage Rate of the mortgage loans plus (B) the net swap payment, if any, divided by the aggregate balance of the mortgage loans multiplied by 360 divided by actual number of days.

Subordinate Net WAC Cap Schedule

Period	Net WAC CAP Rate (1) (%)	EFFECTIVE RATE (1,2) (%)	period	Net WAC CAP Rate (1) (%)	EFFECTIVE RATE (1,2) (%)
1	6.67	14.00	41	9.54	14.00
2	7.39	14.00	42	9.84	14.00
3	6.68	14.00	43	9.51	14.00
4	6.92	14.00	44	9.50	14.00
5	6.77	14.00	45	9.81	14.00
6	7.00	14.00	46	9.49	14.00
7	6.96	14.00	47	9.86	14.00
8	6.96	14.00	48	9.53	14.00
9	7.20	14.00	49	9.51	9.51
10	6.99	14.00	50	10.51	10.51
11	7.32	14.00	51	9.48	9.48
12	7.10	14.00	52	9.78	9.78
13	7.10	14.00	53	9.47	9.47
14	7.86	14.00	54	9.77	9.77
15	7.09	14.00	55	9.44	9.44
16	7.33	14.00	56	9.43	9.43
17	7.13	14.00	57	9.78	9.78
18	7.36	14.00	58	9.64	9.64
19	7.12	14.00	59	10.32	10.32
20	7.12	14.00	60	9.97	9.97
21	7.35	14.00	61	9.95	9.95
22	7.18	14.00	62	10.99	10.99
23	8.41	14.00	63	9.91	9.91
24	8.14	14.00	64	10.23	10.23
25	8.13	14.00	65	9.89	9.89
26	8.68	14.00	66	10.19	10.19
27	8.11	14.00	67	9.84	9.84
28	8.40	14.00	68	9.82	9.82
29	8.43	14.00	69	10.12	10.12
30	8.70	14.00	70	9.78	9.78
31	8.42	14.00	71	10.09	10.09
32	8.42	14.00	72	9.74	9.74
33	8.70	14.00	73	9.72	9.72
34	8.55	14.00	74	10.36	10.36
35	9.58	14.00	75	9.67	9.67
36	9.27	14.00	76	9.97	9.97
37	9.26	14.00	77	9.63	9.63
38	10.24	14.00	78	9.93	9.93
39	9.24	14.00	79	9.59	9.59
40	9.56	14.00	80	9.57	9.57

Notes:

(1) All index values increase to 20.00% beginning in the first period

(2) The effective available funds cap rate (the "Effective Rate") is a per annum rate equal to (A) the product of (i) 30 divided by the actual number of days in the Interest Accrual Period for the Certificates and (ii) the weighted average Net Mortgage Rate of the mortgage loans plus (B) the net swap payment, if any, divided by the aggregate balance of the mortgage loans multiplied by 360 divided by actual number of days.

Class A Sensitivity Analysis

To 10% Call
Prepayment Assumptions	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
Class A-I-1	14.37	1.68	1.23	1.00	0.84	0.73
Avg. Life (yrs)	10.12	1.59	1.18	0.96	0.82	0.71
Principal Window	1 - 251	1 - 39	1 - 26	1 - 22	1 - 18	1 - 16
Principal Window Months	251	39	26	22	18	16
Class A-I-2	24.60	6.24	4.15	3.00	2.23	1.83
Avg. Life (yrs)	14.41	5.27	3.69	2.75	2.09	1.74
Principal Window	251 - 337	39 - 137	26 - 92	22 - 67	18 - 52	16 - 30
Principal Window Months	87	99	67	46	35	15
Class A-I-3	28.74	13.17	8.92	6.50	5.05	3.35
Avg. Life (yrs)	15.42	9.67	7.19	5.54	4.44	3.06
Principal Window	337 - 347	137 - 162	92 - 110	67 - 80	52 - 62	30 - 49
Principal Window Months	11	26	19	14	11	20
Class A-II	20.71	4.74	3.23	2.39	1.85	1.44
Avg. Life (yrs)	12.59	3.94	2.84	2.18	1.72	1.37
Principal Window	1 - 347	1 - 162	1 - 110	1 - 80	1 - 62	1 - 49
Principal Window Months	347	162	110	80	62	49

Class A Sensitivity Analysis

To Maturity
Prepayment Assumptions	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
Class A-I-1	14.37	1.68	1.23	1.00	0.84	0.73
Avg. Life (yrs)	10.12	1.59	1.18	0.96	0.82	0.71
Principal Window	1 - 251	1 - 39	1 - 26	1 - 22	1 - 18	1 - 16
Principal Window Months	251	39	26	22	18	16
Class A-I-2	24.60	6.24	4.15	3.00	2.23	1.83
Avg. Life (yrs)	14.41	5.27	3.69	2.75	2.09	1.74
Principal Window	251 - 337	39 - 137	26 - 92	22 - 67	18 - 52	16 - 30
Principal Window Months	87	99	67	46	35	15
Class A-I-3	29.01	16.58	11.71	8.75	6.88	4.81
Avg. Life (yrs)	15.49	11.15	8.72	6.97	5.73	4.14
Principal Window	337 - 358	137 - 319	92 - 254	67 - 198	52 - 159	30 - 130
Principal Window Months	22	183	163	132	108	101
Class A-II	20.77	5.04	3.45	2.56	1.97	1.50
Avg. Life (yrs)	12.61	4.08	2.97	2.29	1.81	1.41
Principal Window	1 - 358	1 - 298	1 - 224	1 - 170	1 - 129	1 - 95
Principal Window Months	358	298	224	170	129	95

Class M Sensitivity Analysis

To 10% Call
Prepayment Assumptions	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
Class M-1	26.86	8.91	5.97	4.64	4.24	4.08
Avg. Life (yrs)	14.72	6.99	5.04	4.08	3.79	3.67
Principal Window	279 - 347	52 - 162	37 - 110	41 - 80	45 - 62	49 - 49
Principal Window Months	69	111	74	40	18	1
Class M-2	26.86	8.91	5.97	4.60	4.10	4.08
Avg. Life (yrs)	14.68	6.98	5.03	4.05	3.67	3.67
Principal Window	279 - 347	52 - 162	37 - 110	40 - 80	43 - 62	49 - 49
Principal Window Months	69	111	74	41	20	1
Class M-3	26.86	8.91	5.97	4.58	4.01	3.96
Avg. Life (yrs)	14.65	6.97	5.03	4.02	3.60	3.56
Principal Window	279 - 347	52 - 162	37 - 110	39 - 80	42 - 62	46 - 49
Principal Window Months	69	111	74	42	21	4
Class M-4	26.86	8.91	5.97	4.57	3.96	3.81
Avg. Life (yrs)	14.43	6.92	5.00	4.00	3.54	3.43
Principal Window	279 - 347	52 - 162	37 - 110	39 - 80	41 - 62	44 - 49
Principal Window Months	69	111	74	42	22	6
Class M-5	26.86	8.91	5.97	4.56	3.92	3.72
Avg. Life (yrs)	14.38	6.91	5.00	3.98	3.50	3.35
Principal Window	279 - 347	52 - 162	37 - 110	38 - 80	40 - 62	43 - 49
Principal Window Months	69	111	74	43	23	7
Class M-6	26.86	8.91	5.97	4.54	3.90	3.64
Avg. Life (yrs)	14.25	6.89	4.99	3.96	3.48	3.28
Principal Window	279 - 347	52 - 162	37 - 110	38 - 80	40 - 62	42 - 49
Principal Window Months	69	111	74	43	23	8
Class M-7	26.86	8.91	5.97	4.54	3.86	3.58
Avg. Life (yrs)	13.00	6.60	4.83	3.87	3.37	3.17
Principal Window	279 - 347	52 - 162	37 - 110	38 - 80	39 - 62	41 - 49
Principal Window Months	69	111	74	43	24	9
Class M-8	26.86	8.91	5.97	4.54	3.85	3.54
Avg. Life (yrs)	12.47	6.47	4.77	3.82	3.34	3.11
Principal Window	279 - 347	52 - 162	37 - 110	38 - 80	39 - 62	40 - 49
Principal Window Months	69	111	74	43	24	10
Class M-9	26.86	8.91	5.97	4.53	3.82	3.49
Avg. Life (yrs)	12.47	6.47	4.77	3.81	3.31	3.07
Principal Window	279 - 347	52 - 162	37 - 110	37 - 80	38 - 62	39 - 49
Principal Window Months	69	111	74	44	25	11

Class M Sensitivity Analysis

To Maturity
Prepayment Assumptions	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
Class M-1	26.97	9.76	6.62	5.15	4.64	5.07
Avg. Life (yrs)	14.74	7.36	5.41	4.41	4.08	4.43
Principal Window	279 - 358	52 - 267	37 - 194	41 - 147	45 - 116	54 - 93
Principal Window Months	80	216	158	107	72	40
Class M-2	26.97	9.72	6.59	5.09	4.48	4.55
Avg. Life (yrs)	14.71	7.34	5.39	4.37	3.95	4.03
Principal Window	279 - 357	52 - 258	37 - 185	40 - 140	43 - 110	49 - 88
Principal Window Months	79	207	149	101	68	40
Class M-3	26.96	9.68	6.55	5.04	4.37	4.26
Avg. Life (yrs)	14.68	7.32	5.36	4.33	3.85	3.79
Principal Window	279 - 357	52 - 247	37 - 176	39 - 132	42 - 103	46 - 83
Principal Window Months	79	196	140	94	62	38
Class M-4	26.96	9.63	6.51	4.99	4.29	4.09
Avg. Life (yrs)	14.45	7.24	5.32	4.28	3.78	3.64
Principal Window	279 - 356	52 - 237	37 - 168	39 - 126	41 - 98	44 - 79
Principal Window Months	78	186	132	88	58	36
Class M-5	26.96	9.58	6.47	4.95	4.23	3.98
Avg. Life (yrs)	14.40	7.21	5.29	4.25	3.72	3.55
Principal Window	279 - 356	52 - 229	37 - 161	38 - 120	40 - 93	43 - 75
Principal Window Months	78	178	125	83	54	33
Class M-6	26.95	9.52	6.42	4.90	4.18	3.87
Avg. Life (yrs)	14.27	7.16	5.25	4.20	3.68	3.46
Principal Window	279 - 355	52 - 220	37 - 154	38 - 114	40 - 89	42 - 71
Principal Window Months	77	169	118	77	50	30
Class M-7	26.95	9.45	6.37	4.85	4.10	3.79
Avg. Life (yrs)	13.02	6.82	5.05	4.06	3.54	3.32
Principal Window	279 - 354	52 - 211	37 - 147	38 - 109	39 - 84	41 - 67
Principal Window Months	76	160	111	72	46	27
Class M-8	26.94	9.37	6.31	4.80	4.06	3.71
Avg. Life (yrs)	12.49	6.65	4.94	3.99	3.48	3.24
Principal Window	279 - 353	52 - 202	37 - 140	38 - 103	39 - 80	40 - 64
Principal Window Months	75	151	104	66	42	25
Class M-9	26.92	9.22	6.19	4.70	3.96	3.61
Avg. Life (yrs)	12.48	6.60	4.89	3.92	3.41	3.16
Principal Window	279 - 352	52 - 193	37 - 133	37 - 98	38 - 76	39 - 60
Principal Window Months	74	142	97	62	39	22